                                                                    EXHIBIT 10.7


                                                                  EXECUTION COPY





                            TAX-EXEMPT LOAN AGREEMENT


                                      Among


                        GE CAPITAL PUBLIC FINANCE, INC.,

                                   as Lender,


                                       and


               WASHINGTON ECONOMIC DEVELOPMENT FINANCE AUTHORITY,

                                   as Issuer,


                                       and


                                ABSORPTION CORP.,

                                   as Borrower


                            Dated as of March 1, 2003




                         _______________________________

                THIS INSTRUMENT CONSTITUTES A SECURITY AGREEMENT
                  UNDER THE WASHINGTON UNIFORM COMMERCIAL CODE.
                        _________________________________

                            TAX-EXEMPT LOAN AGREEMENT

Lender:               GE Capital Public Finance, Inc.
                      Suite 470
                      8400 Normandale Lake Boulevard
                      Minneapolis, MN  55437
Telephone:            (800) 346-3164
Telecopier:           (612) 897-5601

Issuer:               Washington Economic Development Finance Authority
                      1000 Second Avenue, Suite 2700
                      Seattle, WA  98104-1046
Telephone:            (206) 587-5634
Telecopier:           (206) 389-2819

Borrower:             Absorption Corp.
                      1051 Hilton Avenue
                      Bellingham, WA  98225
Telephone:            (306) 734-7415
Telecopier:           (306) 671-8991


         THIS TAX-EXEMPT LOAN AGREEMENT is dated as of March 1, 2003 (this "Agreement") among GE Capital Public Finance, Inc., a Delaware corporation, as lender (with its successors and assigns, "Lender"), Washington Economic Development Finance Authority, a public body corporate and politic with perpetual corporate succession, constituting an instrumentality of the State of Washington (the "State"), as issuer ("Issuer"), and Absorption Corp., a Nevada corporation, as borrower ("Borrower").

         WHEREAS, Issuer is authorized and empowered under the laws of the State, including Chapter 43.163 Revised Code of Washington ("RCW") (the "Act"), to issue nonrecourse revenue bonds in the name of Issuer and to loan the proceeds of such bonds to eligible borrowers to finance "project costs" for "economic development activities" (as such terms are defined in RCW 43.163.010); and

         WHEREAS, in relation thereto, Issuer is authorized to enter into "financing documents" (as defined in RCW 43.163.010(9)) necessary or convenient for purposes of financing project costs; and

         WHEREAS, in accordance with the Act, Issuer proposes to issue the Bond (defined below), which shall be purchased by Lender and the proceeds of which will be loaned to Borrower and used by Borrower to finance all or a portion of the acquisition, improvement and construction of the Property (defined below) by Borrower pursuant to this Agreement; and

         WHEREAS, Borrower proposes to borrow the proceeds of the Bond upon the terms and conditions set forth herein to finance the acquisition, improvement and construction of the Property; and

         WHEREAS, Borrower shall make Loan Payments (defined below) directly to Lender as assignee of Issuer and holder of the Bond pursuant to the terms set forth in this Agreement; and

         WHEREAS, this Agreement and the Bond shall not be deemed to constitute a debt or liability or moral obligation of Issuer or the State or any political subdivision thereof, or a pledge of the faith and credit or taxing power of Issuer or the State or any political subdivision thereof, but shall be a special obligation payable solely from the Loan Payments payable hereunder by Borrower to Lender as assignee of Issuer and holder of the Bond;

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and in consideration of the premises contained in this Agreement, Lender, Issuer and Borrower agree as follows:


                                    ARTICLE I

                            DEFINITIONS AND EXHIBITS

         Section 1.01. DEFINITIONS. The following terms used herein will have the meanings indicated below unless the context clearly requires otherwise:

         "Acquisition Costs" means the contract price paid or to be paid to the Vendors or reimbursed to Borrower for any portion of the Property upon Borrower's acceptance thereof, including administrative, engineering, legal, financial and other costs incurred by Lender, Issuer, Borrower, Escrow Agent and Vendors in connection with the acquisition, construction and improvement and financing by Lender of such Property and costs of issuance that may be paid pursuant to the Tax Regulatory Agreement, which Acquisition Costs are set forth in Exhibit F hereto.

         "Act" means Chapter 43.163 Revised Code of Washington, as amended from time to time.

         "Agreement" means this Agreement, including all exhibits hereto, as any of the same may be supplemented or amended from time to time in accordance with the terms hereof.

         "Assignment" means the Assignment of even date herewith among Issuer, Lender and Borrower.

         "Bank" means any bank acceptable to Lender in its sole discretion, the issuer of the Letter of Credit.

         "Bond" means Issuer's $2,355,000.00 Tax-Exempt Economic Development Revenue Bond, Series 2003B (Absorption Corp. Project), in the form attached hereto as Exhibit E.

         "Borrower" means Absorption Corp., a Nevada corporation.

         "Business Day" means a day other than a Saturday or Sunday on which banks are generally open for business in New York, New York and Minneapolis, Minnesota.

         "Code" means the Internal Revenue Code of 1986, as amended, and United States Treasury regulations promulgated thereunder.

         "Corporate Guarantor" means International Absorbents Inc., a company duly organized and validly existing under the laws of the Province of British Columbia, Canada.

         "Corporate Guaranty Agreement" means the Corporate Guaranty and Negative Pledge Agreement dated as of March 1, 2003 executed by Corporate Guarantor in favor of Lender.

         "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default as provided in Article XI hereof.

         "Determination of Taxability" means any determination, decision or decree by the Commissioner of Internal Revenue, or any District Director of Internal Revenue or any court of competent jurisdiction, or an opinion obtained by Lender of counsel qualified in such matters, that an Event of Taxability shall have occurred. A Determination of Taxability also shall be deemed to have occurred on the first to occur of the following:

               (a) the date when Borrower files any statement, supplemental statement, or other tax schedule, return or document, which discloses that an Event of Taxability shall have occurred; or

               (b) the effective date of any federal legislation enacted after the date of this Agreement or promulgation of any income tax regulation or ruling by the Internal Revenue Service that causes an Event of Taxability after the date of this Agreement; or

               (c) if upon sale, lease or other deliberate action taken with respect to the Property within the meaning of Treas. Reg. ss. 1.141-2(d), Lender fails to receive an unqualified opinion of bond counsel to the effect that such deliberate action will not cause interest payable by Borrower hereunder to become includable in the gross income of the recipient.

         "Environmental Laws" means any federal, state and local laws relating to emissions, discharges, releases of Hazardous Waste or Materials into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Waste or Materials.

         "Escrow Agent" means Marshall & Ilsley Trust Company N.A., as escrow agent under the Escrow Agreement, and its successors and assigns permitted under the Escrow Agreement.

         "Escrow Agreement" means the Escrow Agreement dated as of March 1, 2003 among Lender, Issuer, Borrower and Escrow Agent.

         "Escrow Fund" means the fund established and held by Escrow Agent pursuant to the Escrow Agreement.

         "Event of Taxability" means, if as the result of any act, failure to act or use of the proceeds of the Loan, a change in use of the Property or any misrepresentation or inaccuracy in any of the representations, warranties or covenants contained in this Agreement, the Mortgage or the Tax Regulatory Agreement by Issuer or Borrower or the enactment of any federal legislation after the date of this Agreement or the promulgation of any income tax regulation or ruling by the Internal Revenue Service after the date of this Agreement, the Interest is or becomes includable in Lender's gross income.

         "Final Appraisal" means the appraisal required by Section 2.08 hereof conducted by a MAI-certified appraiser chosen and engaged by Lender.

         "Final Appraisal Amount" means the appraised amount described in the Final Appraisal.

         "GE Capital Entity" means GE Capital Public Finance, Inc., General Electric Capital Corporation or any of its or their affiliates.

         "Gross-Up Rate" means, with respect to any Interest payment (including payments made prior to the Event of Taxability), the rate necessary to calculate a total payment in an amount sufficient such that the sum of the Interest payment plus an additional payment would, after being reduced by the federal tax (including interest and penalties) actually payable thereon, equal the amount of the Interest payment.

         "Hazardous Substances Agreement" means the Environmental Indemnity Agreement Regarding Hazardous Substances dated as of March 1, 2003 executed by Borrower and Corporate Guarantor for the benefit of Lender.

         "Hazardous Waste or Materials" means any substance or material defined in or designated as hazardous or toxic wastes, hazardous or toxic material, a hazardous, toxic or radioactive substance, or other similar term, by any Environmental Law now or hereafter in effect.

         "Improvements" has the meaning set forth in the definition of "Property."

         "Indemnification and Compensation Agreement" means the Indemnification and Compensation Agreement dated as of October 30, 2001 between Issuer and Borrower.

         "Interest" means the portion of any payment from Issuer to Lender designated as and comprising interest as shown in Exhibit A hereto.

         "Issuer" means the Washington Economic Development Finance Authority, acting as issuer under this Agreement.

         "Lender" means (i) GE Capital Public Finance, Inc., acting as lender under this Agreement, (ii) any surviving, resulting or transferee corporation of GE Capital Public Finance, Inc. and (iii) except where the context requires otherwise, any assignee(s) of Lender.

         "Letter of Credit" means an irrevocable standby letter of credit in the form attached hereto as Exhibit M that may be issued by Bank in an amount which shall equal the Undersecured Amount plus 120 days accrued interest on the Undersecured Amount.

         "Loan" means the loan from Issuer to Borrower pursuant to this Agreement.

         "Loans" means collectively the Loan and the Taxable Loan.

         "Loan Payments" means the loan payments payable by Borrower pursuant to the provisions of this Agreement and the Bond as specifically set forth in Exhibit A hereto. As provided in Article II hereof, Loan Payments shall be payable by Borrower directly to Lender, as assignee of Issuer and holder of the Bond, in the amounts and at the times as set forth in Exhibit A hereto.

         "Loan Proceeds" means the total amount of money to be paid pursuant to
Section 2.02 hereof by Lender to Escrow Agent for deposit and application in accordance with the Escrow Agreement.

         "LTV Amount" means the least of (i) $2,910,000.00, (ii) 90% of the cost of the Premises and Improvements, and (iii) the product of (A) 75% and (B) the Final Appraisal Amount.

         "Mortgage" means the Commercial Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated as of the date hereof executed by Borrower in favor of Lender, relating to the Property.

         "Permitted Exceptions" means the permitted exceptions listed on Exhibit H hereto.

         "Premises" has the meaning set forth in the definition of "Property."

         "Prepayment Amount" means the amount which Borrower may or must from time to time pay or cause to be paid to Lender as assignee of Issuer and holder of the Bond in order to prepay the Loan and the Bond, as provided in Section
2.07 hereof, such amounts being set forth in Exhibit A hereto, together with accrued interest and all other amounts due hereunder.

         "Principal" means the portion of any Loan Payment designated as principal in Exhibit A hereto.

         "Property" means, collectively, all of Borrower's estate, right, title and interest, now owned or hereafter acquired, including any reversion or remainder interest, in the real property located in an unincorporated area of Whatcom County, Washington described on Exhibit G hereto, including all heretofore or hereafter vacated alleys and streets abutting the property, and all easements, rights, appurtenances, tenements, hereditaments, rents, royalties, mineral, oil and gas rights and profits, water, water rights and water stock appurtenant to the property (collectively "Premises"); together with all of Borrower's estate, right, title and interest, now owned or hereafter acquired, in:

               (a) all buildings, structures, improvements, parking areas, landscaping, equipment, software intangibles, fixtures and articles of property now or hereafter erected on, attached to, or used or adapted for use in the operation of the Premises, including (without limitation) all heating, air conditioning, manufacturing and incinerating apparatus and equipment; all boilers, engines, motors, dynamos, generating equipment, piping and plumbing fixtures, water heaters, ranges, cooking apparatus and mechanical kitchen equipment, refrigerators, freezers, cooling, ventilating, sprinkling and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, carpeting, floor coverings, underpadding, elevators, escalators, partitions, mantels, built-in mirrors, window shades, blinds, draperies, screens, storm sash, awnings, signs, furnishings of public spaces, halls and lobbies, and shrubbery and plants, and including also all interest of any owner of the Premises in any of such items hereafter at any time acquired under conditional sale contract, chattel mortgage or other title retaining or security instrument, all of which property mentioned in this clause (a) shall be deemed part of the realty covered by this Agreement and not severable wholly or in part without material injury to the freehold of the Premises (all of the foregoing together with replacements and additions thereto are referred to herein as "Improvements");

               (b) all compensation, awards, damages, rights of action and proceeds, including interest thereon and/or the proceeds of any policies of insurance therefor, arising out of or relating to a
         (i) taking or damaging of the Premises or Improvements thereon by reason of any public or private improvement, condemnation proceeding (including change of grade), sale or transfer in lieu of condemnation, or fire, earthquake or other casualty, or (ii) any injury to or decrease in the value of the Premises or the Improvements for any reason whatsoever;

               (c) return premiums or other payments upon any insurance any time provided for the benefit of or naming Lender, and refunds or rebates of taxes or assessments on the Premises;

               (d) all the right, title and interest of Borrower in, to and under all written and oral leases and rental agreements (including extensions, renewals and subleases; all of the foregoing shall be referred to collectively herein as the "Leases") now or hereafter affecting the Premises including, without limitation, all rents, issues, profits and other revenues and income therefrom and from the renting, leasing or bailment of Improvements and equipment, all guaranties of tenants' performance under the Leases, all letter-of-credit rights and all other supporting obligations associated with the Leases, and all rights and claims of any kind that Borrower may have against any tenant under the Leases or in connection with the termination or rejection of the Leases in a bankruptcy or insolvency proceeding; and the leasehold estate, if applicable;

               (e) plans, specifications, contracts, documents and agreements relating to the design or construction of the Improvements; Borrower's rights under any payment, performance or other bond in connection with the design or construction of the Improvements; all landscaping and construction materials, supplies and equipment used or to be used or consumed in connection with construction of the Improvements, whether stored on the Premises or at some other location; and contracts, agreements and purchase orders with contractors, subcontractors, suppliers and materialmen incidental to the design or construction of the Improvements;

               (f) all contracts, documents, accounts, deposit accounts, rights, claims or causes of action pertaining to or affecting the Premises or the Improvements, including, without limitation, all options or contracts to acquire other property for use in connection with operation or development of the Premises or Improvements, promissory notes, management contracts, service or supply contracts, deposits, bank accounts, general intangibles (including without limitation trademarks, trade names, symbols and payment intangibles), permits, licenses, franchises and certificates, and all commitments or agreements, now or hereafter in existence, intended by the obligor thereof to provide Borrower with proceeds to satisfy the loan evidenced hereby or improve the Premises or Improvements, and the right to receive all proceeds due under such commitments or agreements, including refundable deposits and fees;

               (g) all books, records, surveys, reports and other documents related to the Premises, the Improvements, the Leases or other items of collateral described herein; and

               (h) all additions, accessions, replacements, substitutions, proceeds and products of the real and personal property, tangible and intangible, described herein.

         "Purchase Agreements" means Borrower's purchase agreements with Vendors of the Property.

         "Reserved Rights" means (i) all reasonable fees and expenses of Issuer incurred in connection with this Agreement, the Indemnification and Compensation Agreement, the Bond, the Escrow Agreement or the Tax Regulatory Agreement, including, without limitation, any and all fees and expenses incurred in connection with the authorization, issuance, sale and delivery of the Bond and the administration of the Bond; (ii) the right of Issuer to be held harmless in general from any liabilities arising from the Escrow Agreement, construction and operation of the Property (including environmental hazards); (iii) Issuer's reliance on any statements made by other parties to the transaction; (iv) any legal and investigatory expenses incurred in connection with the foregoing; (v) any costs and expenses of Issuer incurred as a result of an Event of Default involving a party other than Issuer; (vi) rights of Issuer under the Indemnification and Compensation Agreement; and (vii) rights of Issuer to receive notices under Section 12.03 hereof.

         "State" means the State of Washington.

         "Substitute Bank" means the issuer of a Substitute Letter of Credit, which issuer must be acceptable to Lender in its sole discretion.

         "Substitute Letter of Credit" means an irrevocable standby letter of credit in form, substance and amount acceptable to Lender in its sole discretion and issued by a Substitute Bank.

         "Tax Regulatory Agreement" means the Tax Regulatory Agreement and Arbitrage Certificate of even date herewith among Borrower, Issuer and Lender, as such Tax Regulatory Agreement and Arbitrage Certificate may be amended from time to time in accordance with its terms.

         "Taxable Loan" means the loan from Lender to Borrower pursuant to the Taxable Loan Agreement.


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

         "Taxable Loan Agreement" means the Taxable Rate Loan Agreement dated as of March 1, 2003 between Lender and Borrower.

         "Taxable Prepayment Amount" means the amount which Borrower may or must from time to time pay or cause to be paid to Lender in order to prepay the Taxable Loan, as provided in Section 2.07 of the Taxable Loan Agreement, such amounts being set forth in Exhibit A thereto, together with accrued interest and all other amounts due thereunder.

         "UCC" means the Uniform Commercial Code as adopted and in effect in the State.

         "Undersecured Amount" means the excess of (i) the Loan Proceeds over
(ii) the LTV Amount.

         "Vendor" means the contractor, manufacturer, vendor or seller of any portion of the Property, as well as the agents or dealers of a manufacturer, from whom Borrower has purchased or is purchasing any portion of the Property.

         Section 1.02. EXHIBITS. The following exhibits are attached hereto and made a part hereof:

         Exhibit A: Schedule of Loan Payments setting forth the Loan Payments and Prepayment Amounts.

         Exhibit B-1: Form of opinion of counsel to Borrower.

         Exhibit B-2: Form of opinion of counsel to Corporate Guarantor.

         Exhibit C:   Form of opinion of counsel to Issuer.

         Exhibit D:   Form of opinion of bond counsel.

         Exhibit E:   Form of Bond.

         Exhibit F:   Schedule of Acquisition Costs.

         Exhibit G:   Legal Description of Real Property.

         Exhibit H:   List of Permitted Exceptions.

         Exhibit I:   List of Trade Names.

         Exhibit J:   Permanent Loan Insurance Requirements.

         Exhibit K:   Phase I Requirements.

         Exhibit L:   Form of Certificate of Chief Financial Officer.

         Exhibit M:   Form of Letter of Credit.


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


         Section 1.03. RULES OF CONSTRUCTION. (a) Except as otherwise indicated herein, the singular form of any word used herein, including the terms defined in Section 1.01 hereof, shall include the plural, and vice versa. The use herein of a word of any gender shall include correlative words of all genders.

         (b) Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivision of this Agreement as originally executed. The words "hereof," "herein," "hereunder" and words of similar import refer to this Agreement as a whole.

         (c) The headings or titles of the several articles and sections shall be solely for convenience of reference and shall not affect the meaning, construction or effect of the provisions hereof.


                                   ARTICLE II

                     FINANCING OF PROPERTY AND TERMS OF LOAN

         Section 2.01. ACQUISITION OF PROPERTY. Borrower shall acquire, improve or construct the Property pursuant to one or more Purchase Agreements from one or more Vendors. Borrower shall remain liable to the Vendor or Vendors in respect of its duties and obligations in accordance with each Purchase Agreement and shall bear the risk of loss with respect to any loss or claim relating to any of the Property covered by any Purchase Agreement, and neither Lender nor Issuer shall assume any such liability or risk of loss. Borrower covenants and agrees to pay or cause to be paid such amounts as may be necessary to complete the improvement, construction and acquisition of the Property and to ensure that the Property are operational to the extent that the Loan Proceeds are insufficient to cause such improvement, construction and acquisition. Borrower shall substantially complete the improvement, construction and acquisition of the Property no later than September 30, 2004.

         Section 2.02. LOAN. Lender hereby agrees, subject to the terms and conditions of this Agreement, to purchase the Bond in the amount of $2,355,000.00; Issuer hereby agrees, subject to the terms and conditions of this Agreement, to issue the Bond and to lend the proceeds thereof to Borrower; and Borrower hereby agrees to borrow such proceeds from Issuer. Upon fulfillment of the conditions set forth in Article III hereof, Lender shall deposit the Loan Proceeds in the Escrow Fund to be held, invested and disbursed as provided in the Escrow Agreement. Issuer's obligation to make payments on the Bond, and Borrower's obligation to repay the Loan, shall commence, and interest shall begin to accrue, on the date that Loan Proceeds are deposited in the Escrow Fund.

         Section 2.03. INTEREST. The principal amount of the Bond and the Loan hereunder outstanding from time to time shall bear interest (computed on the basis of actual days elapsed in a 360-day year) at the rate of five and sixty-three hundredths percent (5.63%) from the date that Loan Proceeds are deposited in the Escrow Fund until October 1, 2003 and at the rate of five and thirty-eight hundredths percent (5.38%) thereafter and throughout the remaining term of the Loan. Interest accruing on the principal balance of the Bond and the Loan outstanding from time to time shall be payable as provided in Exhibit A and in the Bond and upon earlier demand in accordance with the terms hereof or prepayment in accordance with the terms of the Bond and Section 2.07 hereof. Upon the occurrence of a Determination of Taxability, Borrower shall, with respect to future interest payments, begin making Loan Payments calculated at the Gross-Up Rate. In addition, Borrower shall make immediately upon demand of Lender a payment to Lender sufficient to supplement prior Loan Payments to the Gross-Up Rate.

         Section 2.04. PAYMENTS. Issuer shall pay the principal of, premium, if any in accordance with Section 2.07 hereof, and interest on the Bond, but only out of the amounts paid by Borrower pursuant to this Agreement. Borrower shall pay to Lender, as assignee of Issuer, Loan Payments, in the amounts and on the dates set forth in Exhibit A hereto. Additionally, Borrower shall pay to Lender, as assignee of Issuer and holder of the Bond, an amount equal to the product of
(i) 18% per annum and (ii) the delinquent amount of any Loan Payment not paid when due. As security for its obligation to pay the principal of, premium, if any in accordance with Section 2.07 hereof, and interest on the Bond, and pursuant to the Assignment, Issuer has assigned to Lender all of Issuer's right to receive Loan Payments from Borrower hereunder, all of Issuer's rights hereunder (except the Issuer's Reserved Rights) and all of Issuer's right, title and interest in and to the Property, and Issuer irrevocably constitutes and appoints Lender and any present or future officer or agent of Lender as its lawful attorney, with full power of substitution and resubstitution, and in the name of Issuer or otherwise, to collect the Loan Payments and any other payments due hereunder and under the Bond and to sue in any court for such Loan Payments or other payments, to exercise all rights hereunder with respect to the Property, and to withdraw or settle any claims, suits or proceedings pertaining to or arising out of this Agreement upon any terms. Such Loan Payments and other payments shall be made by Borrower directly to Lender, as Issuer's assignee and holder of the Bond, and shall be credited against Issuer's payment obligations hereunder and under the Bond. No provision, covenant or agreement contained in this Agreement or any obligation imposed on Issuer herein or under the Bond, or the breach thereof, shall constitute or give rise to or impose upon Issuer a pecuniary liability, a charge upon its general credit or taxing powers or a pledge of its general revenues. In making the agreements, provisions and covenants set forth in this Agreement, Issuer has not obligated itself except with respect to the Property and the application of the Loan Payments to be paid by Borrower hereunder. All amounts required to be paid by Borrower hereunder shall be paid in lawful money of the United States of America in immediately available funds. No recourse shall be had by Lender or Borrower for any claim based on this Agreement, the Bond or the Tax Regulatory Agreement against any director, officer, employee or agent of Issuer alleging personal liability on the part of such person, unless such claim is based on the willful dishonesty of or intentional violation of law by such person.

         Section 2.05 PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Bond shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or the fees hereunder, as the case may be.

         Section 2.06. LOAN PAYMENTS TO BE UNCONDITIONAL. The obligations of Borrower to make the Loan Payments required under this Article II and to make other payments hereunder and to perform and observe the covenants and agreements contained herein shall be absolute and unconditional in all events, without abatement, diminution, deduction, setoff or defense for any reason, including (without limitation) any failure of the Property to be delivered or installed, any defects, malfunctions, breakdowns or infirmities in the Property or any accident, condemnation, destruction or unforeseen circumstances. Notwithstanding any dispute between Borrower and any of Issuer, Lender, any Vendor or any other person, Borrower shall make all Loan Payments when due and shall not withhold any Loan Payments pending final resolution of such dispute, nor shall Borrower assert any right of setoff or counterclaim against its obligation to make such payments required under this Agreement.

         Section 2.07. PREPAYMENTS. (a) Borrower may, in its discretion, prepay the Loans and the Bond in whole at any time by paying both the applicable Prepayment Amount and the applicable Taxable Prepayment Amount.

         (b) Borrower shall prepay the Loans and the Bond in whole or in part at any time pursuant to Sections 9.01 and 9.02 of this Agreement and of the Taxable Loan Agreement by paying both the applicable Prepayment Amount and the applicable Taxable Prepayment Amount.

         (c) Borrower shall prepay the Loans and the Bond in full immediately upon demand of Lender after the occurrence of an Event of Default by paying both the applicable Prepayment Amount and the applicable Taxable Prepayment Amount. A portion of such prepayment may be made with funds remaining in the Escrow Fund pursuant to the Escrow Agreement.

         (d) Borrower shall prepay the Loan and the Bond in full immediately upon demand of Lender after the occurrence of a Determination of Taxability by paying the applicable Prepayment Amount plus an amount necessary to supplement the prior Loan Payments to the Gross-Up Rate.

         (e) The amounts due hereunder shall be repaid, and the amounts due under the Bond shall be paid, in part with funds remaining in the Escrow Fund upon termination of the Escrow Agreement as provided in Section 2.03 of the Escrow Agreement and, if less than 80% of the amount deposited in the Escrow Fund has been disbursed pursuant to the Escrow Agreement, together with a prepayment premium calculated at the percentage used to determine the Prepayment Amount at the date of such prepayment.

         (f) Borrower shall prepay the Loans in part pursuant to Section 2.08 hereof.

         Upon any prepayment in part of the Loans, the prepayment shall be applied to (i) the Loan Payments and any other amounts due hereunder and (ii) the loan payments due under the Taxable Loan Agreement and any other amounts due thereunder, in each case, as determined by Lender.

         Section 2.08. FINAL APPRAISAL. Upon completion of the acquisition, construction and installation of the Property and before any disbursement of the Escrow Holdback Amount (as defined in Section 2.04 of the Escrow Agreement) from the Escrow Fund, but in no event later than September 30, 2004, Borrower shall provide to Lender the Final Appraisal. Borrower shall reimburse Lender for the cost of the Final Appraisal. Upon receipt of the Final Appraisal, if an Undersecured Amount exists, Borrower shall either (i) deliver or cause to be delivered to Lender the Letter of Credit or (ii) prepay in part the Loan in the amount of the Undersecured Amount.

         Section 2.09. SECURITY. The obligations of Borrower to make the Loan Payments required by this Article II and to make other payments hereunder and to perform or observe the covenants and agreements contained herein shall be secured, among other things, by a security interest in the Property, and pursuant to the Mortgage covering the Property as described therein, and by certain other documents executed and delivered in connection herewith. Nothing herein shall limit the liability of Borrower under the Hazardous Substances Agreement.

         Section 2.10. DESCRIPTION OF THE BOND. The Bond shall be issued in a single bond in registered form. The Bond shall mature, and principal of, premium (if any) and interest on the Bond shall be payable as set forth in the Bond and Exhibit A hereto. The Bond and all obligations of Issuer under or with respect to the Bond and this Agreement are limited obligations of Issuer payable solely out of the Loan Payments and other and other security specifically pledged thereto. No recourse shall be had against any other properties, funds or assets of Issuer for the payment of any amounts owing with respect to the Bond or this Agreement. The Bond, this Agreement and the obligations of Issuer under or with respect thereto do not constitute or create a charge against Issuer or create an indebtedness of Issuer within the meaning of any constitutional or statutory debt limitation. Holders of the Bond shall have no right to compel the payment of any amounts owing under or with respect to the Bond or this Agreement out of any funds or other assets of Issuer or the State. Issuer's agents, including the person(s) executing this Agreement or the Bond, shall not be subject to any personal liability for any reason relating to the issuance of the Bond or the performance of any obligations under or with respect to this Agreement.

         IN ACCORDANCE WITH RCW 43.163.140(1), THE BOND SHALL NOT BE DEEMED TO CONSTITUTE A DEBT, LIABILITY OR GENERAL OBLIGATION OF THE ISSUER OR THE STATE OF WASHINGTON OR ANY POLITICAL SUBDIVISION THEREOF, OR A PLEDGE OF THE FAITH AND CREDIT OF THE ISSUER OR THE STATE OF WASHINGTON OR ANY SUCH POLITICAL SUBDIVISION, BUT SHALL BE PAYABLE SOLELY FROM THE REVENUES AND PROCEEDS PROVIDED THEREFOR. THE ISSUER SHALL NOT BE OBLIGATED TO PAY THE SAME NOR INTEREST OR PREMIUM, IF ANY, THEREON EXCEPT FROM THE REVENUES AND PROCEEDS PLEDGED THEREFOR, AND NEITHER THE FAITH AND CREDIT NOR ANY TAXING POWER OF THE STATE OF WASHINGTON OR ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR THE INTEREST OR PREMIUM, IF ANY, ON THE BOND. THE ISSUER HAS NO TAXING AUTHORITY.


                                   ARTICLE III

                              CONDITIONS PRECEDENT

         Section 3.01. CONDITIONS OF CLOSING. Lender's agreement to purchase the Bond and to deposit the Loan Proceeds in the Escrow Fund shall be subject to the condition precedent that Lender shall have received all of the following, each in form and substance satisfactory to Lender:

               (a) This Agreement, properly executed on behalf of Issuer and Borrower, and each of the Exhibits hereto properly completed.

               (b) The Bond, properly executed on behalf of Issuer.

               (c) The Assignment, properly executed on behalf of Issuer and Borrower.

               (d) The Tax Regulatory Agreement, properly executed on behalf of Issuer and Borrower.

               (e) The Escrow Agreement, properly executed on behalf of Issuer, Borrower and Escrow Agent.

               (f) The Mortgage, properly executed on behalf of Borrower.

               (g) The Hazardous Substances Agreement, properly executed on behalf of Borrower and Corporate Guarantor.

               (h) The Corporate Guaranty Agreement, properly executed on behalf of Corporate Guarantor.

               (i) The Taxable Loan Agreement, properly executed on behalf of Borrower.

               (j) A certificate of the Secretary or an Assistant Secretary of Borrower, certifying as to (i) the resolutions of the board of directors and, if required, the shareholders of Borrower, authorizing the execution, delivery and performance of this Agreement, the Taxable Loan Agreement, the Mortgage, the Hazardous Substances Agreement, the Escrow Agreement, the Assignment and the Tax Regulatory Agreement and any related documents, (ii) the bylaws of Borrower, and (iii) the signatures of the officers or agents of Borrower authorized to execute and deliver this Agreement, the Taxable Loan Agreement, the Mortgage, the Hazardous Substances Agreement, the Escrow Agreement, the Assignment and the Tax Regulatory Agreement and other instruments, agreements and certificates on behalf of Borrower.

               (k) Currently certified copies of the Articles of Incorporation of Borrower.

               (l) A Certificate of Good Standing issued as to Borrower by the Secretary of State of the State of Nevada not more than 10 days prior to the date hereof.

               (m) Certificate of qualification to do business in the State issued as to Borrower not more than 10 days prior to the date of the funding of the loan.

               (n) A certificate of the Secretary or an Assistant Secretary of Corporate Guarantor, certifying as to (i) the resolutions of the board of directors and, if required, the shareholders of Corporate Guarantor, authorizing the execution, delivery and performance of the Corporate Guaranty Agreement, the Hazardous Substances Agreement and any related documents, (ii) the bylaws of Corporate Guarantor, and (iii) the signatures of the officers or agents of Corporate Guarantor authorized to execute and deliver the Corporate Guaranty Agreement, the Hazardous Substances Agreement and other instruments, agreements and certificates on behalf of Corporate Guarantor.

               (o) Currently certified copies of the Articles of Incorporation of Corporate Guarantor.

               (p) A Certificate of Good Standing issued as to Corporate Guarantor by the Registrar of Companies of the Province of British Columbia, Canada not more than 10 days prior to the date hereof.

               (q) A completed and executed Form 8038 or evidence of filing thereof with the Secretary of Treasury.

               (r) A resolution or evidence of other official action taken by or on behalf of Issuer to authorize the transactions contemplated hereby.

               (s) Evidence that the issuance of the Bond for the purpose of financing of the Property has been approved by the "applicable elected representative" of Issuer after a public hearing held upon reasonable notice.

               (t) As applicable, financing statements authorized by Borrower, as debtor, and naming Lender, as secured party, and/or the original certificate of title or manufacturer's certificate of origin and title application if any of the Property is subject to certificate of title laws.

               (u) Financing statements authorized by Issuer, as debtor, and naming Lender, as secured party.

               (v) Current searches of appropriate filing offices showing that
         (i) no state or federal tax liens have been filed and remain in effect against Borrower, (ii) no financing statements have been filed and remain in effect against Borrower relating to the Property except those financing statements filed by Lender, (iii) Lender has duly filed all financing statements necessary to perfect the security interest created pursuant to this Agreement and the Mortgage, and (iv) Lender has duly filed all financing statements necessary to perfect the transfer of Issuer's interest in this Agreement and the Loan Payments.

               (w) An environmental engineering report for the Premises prepared by an engineer engaged by Lender after consultation with Borrower and at Borrower's expense, and in a manner satisfactory to Lender, based upon an investigation relating to and making appropriate inquiries concerning the Premises and in compliance with the Environmental Phase I Requirements set forth in Exhibit K hereto.

               (x) An opinion of counsel to Borrower, addressed to Lender and Issuer, in the form attached hereto as Exhibit B-1.

               (y) An opinion of counsel to Corporate Guarantor, addressed to Lender and Issuer, in the form attached hereto as Exhibit B-2.

               (z) An opinion of counsel to Issuer, addressed to Lender and Borrower, in the form attached hereto as Exhibit C.

               (aa) An opinion of bond counsel, addressed to Issuer and Lender, in the form attached hereto as Exhibit D.

               (bb) Payment of Lender's fees, commissions and expenses required by Section 12.01 hereof.

               (cc) Payment of Issuer's fees, commissions and expenses incurred in connection with this Agreement, the Indemnification and Compensation Agreement and the transactions contemplated hereby and thereby.

               (dd) Any other documents or items required by Lender.

               (ee) With respect to any item of Property, certificates of the insurance required hereunder, containing a lender's loss payable clause or endorsement in favor of Lender and the permanent loan insurance requirements set forth in Exhibit J hereto.

         Section 3.02. CONDITIONS OF DISBURSEMENT. In addition to the requirements set forth in Section 3.01 hereof, Lender's agreement to authorize any disbursement from the Escrow Fund shall be subject to the additional condition precedent that Borrower shall have satisfied all of the conditions precedent set forth in Article 3 of the Escrow Agreement applicable to such disbursement.


                                   ARTICLE IV

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF ISSUER

         Issuer represents, warrants and covenants for the benefit of Lender and Borrower, as follows:

               (a) Issuer is a public body corporate and politic, with perpetual corporate succession, constituting an instrumentality of the State.

               (b) Issuer will exercise its best efforts to preserve and keep in full force and effect its existence as a public body corporate and politic.

               (c) Issuer is authorized under the Constitution and laws of the State to issue the Bond and to enter into this Agreement, the Assignment, the Escrow Agreement, the Tax Regulatory Agreement and the transactions contemplated hereby and to perform all of its obligations hereunder.

               (d) Issuer has duly authorized the issuance of the Bond and the execution and delivery of this Agreement, the Assignment, the Escrow Agreement and the Tax Regulatory Agreement under the terms and provisions of the resolution of its governing body or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met and procedures have occurred in order to ensure the enforceability of the Bond, this Agreement, the Assignment, the Escrow Agreement and the Tax Regulatory Agreement against Issuer. Issuer has taken all necessary action and has complied with all provisions of the Act, including but not limited to the making of the findings required by the Act, required to make the Bond, this Agreement, the Assignment, the Escrow Agreement and the Tax Regulatory Agreement the valid and binding obligations of Issuer.

               (e) The officer of Issuer executing the Bond, this Agreement, the Assignment, the Escrow Agreement, the Tax Regulatory Agreement and any related documents has been duly authorized to issue the Bond and to execute and deliver this Agreement, the Assignment, the Escrow Agreement and the Tax Regulatory Agreement and such related documents under the terms and provisions of a resolution of Issuer's governing body, or by other appropriate official action.

               (f) The Bond, this Agreement, the Assignment, the Escrow Agreement and the Tax Regulatory Agreement are legal, valid and binding obligations of Issuer, enforceable in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights.

               (g) Pursuant to the Assignment, Issuer has assigned to Lender all of Issuer's rights in the Property, the Loan Payments and this Agreement (except Issuer's Reserved Rights) including the assignment of all rights in the security interest granted to Issuer by Borrower.

               (h) Issuer will not pledge, mortgage or assign this Agreement or its duties and obligations hereunder to any person, firm or corporation, except as provided under the terms hereof and under the terms of the Assignment.

               (i) None of the issuance of the Bond or the execution and delivery of this Agreement, the Assignment, the Escrow Agreement or the Tax Regulatory Agreement, the consummation of the transactions contemplated hereby or thereby or the fulfillment of or compliance with the terms and conditions of the Bond, this Agreement, the Assignment, the Escrow Agreement or the Tax Regulatory Agreement violates any law, rule, regulation or order, conflicts with or results in a breach of any of the terms, conditions or provisions of any restriction or any agreement or instrument to which Issuer is now a party or by which it is bound or constitutes a default under any of the foregoing or results in the creation or imposition of any prohibited lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Issuer under the terms of any instrument or agreement.

               (j) There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Issuer's knowledge, threatened against or affecting Issuer, challenging Issuer's authority to issue the Bond or to enter into this Agreement, the Assignment, the Escrow Agreement or the Tax Regulatory Agreement or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of the Bond, this

         Agreement, the Assignment, the Escrow Agreement or the Tax Regulatory Agreement or any other transaction of Issuer which is similar hereto, or the exclusion of the Interest from gross income for federal tax purposes under the Code, or would materially and adversely affect any of the transactions contemplated by this Agreement.

               (k) Issuer will submit or cause to be submitted to the Secretary of the Treasury a Form 8038 (or other information reporting statement) with respect to the Bond at the time and in the form required by the Code.

               (l) The issuance of the Bond for the purpose of financing the Property has been approved by the "applicable elected representative" (as defined in Section 147(f) of the Code) of Issuer after a public hearing held upon reasonable notice.

               (m) Issuer will comply fully at all times with the Tax Regulatory Agreement, and Issuer will not take any action, or omit to take any action, which, if taken or omitted, respectively, would violate the Tax Regulatory Agreement.

               (n) Issuer will take no action that would cause the Interest to become includable in gross income for federal income tax purposes under the Code (including, without limitation, intentional acts under Treas. Reg. ss. 1.148-2(c) or consenting to a deliberate action within the meaning of Treas. Reg. ss. 1.141-2(d)), and Issuer will take and will cause its officers, employees and agents to take all affirmative actions legally within its power necessary to ensure that the Interest does not become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, the calculation and payment of any rebate required to preserve such exclusion).


                                    ARTICLE V

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER

         Borrower represents, warrants and covenants for the benefit of Lender and Issuer, as follows:

               (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has power to enter into this Agreement and by proper corporate action has duly authorized the execution and delivery of this Agreement, the Taxable Loan Agreement, the Mortgage, the Hazardous Substances Agreement, the Escrow Agreement, the Assignment, the Indemnification and Compensation Agreement and the Tax Regulatory Agreement. Borrower is in good standing and is duly licensed or qualified to transact business in the State and in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. Borrower's exact legal name is as set forth on the execution page hereof.

               (b) Borrower has been fully authorized to execute and deliver this Agreement, the Taxable Loan Agreement, the Mortgage, the Hazardous Substances Agreement, the Escrow Agreement, the Assignment, the Indemnification and Compensation Agreement and the Tax Regulatory Agreement under the terms and provisions of the resolution of its board of directors, or by other appropriate official approval, and further represents, covenants and warrants that all requirements have been met, and procedures have occurred in order to ensure the enforceability of this Agreement, the Taxable Loan Agreement, the Mortgage, the Hazardous Substances Agreement, the Escrow Agreement, the Assignment, the Indemnification and Compensation Agreement and the Tax Regulatory Agreement and this Agreement, the Taxable Loan Agreement, the Mortgage, the Hazardous Substances Agreement, the Escrow Agreement, the Assignment, the Indemnification and Compensation Agreement and the Tax Regulatory Agreement have been duly authorized, executed and delivered.

               (c) The officer of Borrower executing this Agreement, the Taxable Loan Agreement, the Mortgage, the Hazardous Substances Agreement, the Escrow Agreement, the Assignment, the Indemnification and Compensation Agreement and the Tax Regulatory Agreement and any related documents has been duly authorized to execute and deliver this Agreement, the Taxable Loan Agreement, the Mortgage, the Hazardous Substances Agreement, the Escrow Agreement, the Assignment, the Indemnification and Compensation Agreement and the Tax Regulatory Agreement and such related documents under the terms and provisions of a resolution of Borrower's board of directors.

               (d) This Agreement, the Taxable Loan Agreement, the Mortgage, the Hazardous Substances Agreement, the Escrow Agreement, the Assignment, the Indemnification and Compensation Agreement and the Tax Regulatory Agreement constitute valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights.

               (e) The execution and delivery of this Agreement, the Taxable Loan Agreement, the Mortgage, the Hazardous Substances Agreement, the Escrow Agreement, the Assignment, the Indemnification and Compensation Agreement and the Tax Regulatory Agreement, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms and conditions hereof and thereof do not and will not violate any law, rule, regulation or order, conflict with or result in a breach of any of the terms or conditions of the articles of incorporation or bylaws of Borrower or of any corporate restriction or of any agreement or instrument to which Borrower is now a party and do not and will not constitute a default under any of the foregoing or result in the creation or imposition of any liens, charges or encumbrances of any nature upon any of the property or assets of Borrower contrary to the terms of any instrument or agreement.

               (f) The authorization, execution, delivery and performance of this Agreement by Borrower do not require submission to, approval of, or other action by any governmental authority or agency, which action with respect to this Agreement has not been taken and which is final and nonappealable.

               (g) There is no action, suit, proceeding, claim, inquiry or investigation, at law or in equity, before or by any court, regulatory agency, public board or body pending or, to the best of Borrower's knowledge, threatened against or affecting Borrower, challenging Borrower's authority to enter into this Agreement, the Taxable Loan Agreement, the Mortgage, the Hazardous Substances Agreement, the Escrow Agreement, the Assignment, the Indemnification and Compensation Agreement or the Tax Regulatory Agreement or any other action wherein an unfavorable ruling or finding would adversely affect the enforceability of this Agreement, the Taxable Loan Agreement, the Mortgage, the Hazardous Substances Agreement, the Escrow Agreement, the Assignment, the Indemnification and Compensation Agreement or the Tax Regulatory Agreement or any other transaction of Borrower which is similar hereto, or the exclusion of the Interest from gross income for federal tax purposes under the Code, or would materially and adversely affect the financial condition, business or properties of Borrower.

               (h) The Premises and the property at which any portion of the Property is located is properly zoned for its current and anticipated use and the use of the Property will not violate any applicable zoning, land use, environmental or similar law or restriction. Borrower has all licenses and permits to use the Property.

               (i) Borrower has furnished to Lender a Phase I Environmental Site Assessment dated January 22, 2003, prepared by URS (the "Report"). Except as disclosed to Lender in the Report, Borrower has received no notification of any kind suggesting that the Property or any adjacent property is or may be contaminated with any Hazardous Waste or Materials or is or may be required to be cleaned up in accordance with any applicable law or regulation; and Borrower further represents and warrants that, except as previously disclosed to Lender in writing, to the best of its knowledge as of the date hereof after due and diligent inquiry, there are no Hazardous Waste or Materials located in, on or under the Property or any adjacent property, or incorporated in any Improvements, nor has the Property or any adjacent property ever been used as a landfill or a waste disposal site, or a manufacturing, handling, storage, distribution or disposal facility for Hazardous Waste or Materials. Borrower has obtained all permits, licenses and other authorizations which are required under any Environmental Laws at Borrower's facilities or in connection with the operation of its facilities. Except as previously disclosed to Lender in writing, Borrower and all activities of Borrower at its facilities comply with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to Borrower with respect thereto. Except as previously disclosed to Lender in writing, Borrower is also in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any plan, order, decree, judgment or notice of which Borrower is aware. Except as previously disclosed to Lender in writing, Borrower is not aware of, nor has Borrower received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws.

               (j) The Property is of the type authorized and permitted to be financed with the proceeds of the Bond pursuant to the Act.

               (k) Borrower owns or will own the Property and intends to operate the Property, or cause the Property to be operated, as an "economic development activity" within the meaning of the Act, until the date on which all of the Loan Payments have been fully paid or the applicable Prepayment Amount has been fully paid.

               (l) Borrower will not take any action that would cause the Interest to become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, intentional acts under Treas. Reg. ss. 1.148-2(c) or deliberate action within the meaning of Treas. Reg. ss. 1.141-2(d)), and Borrower will take and will cause its officers, employees and agents to take all affirmative actions legally within its power necessary to ensure that the Interest does not become includable in gross income of the recipient for federal income tax purposes under the Code (including, without limitation, the calculation and payment of any rebate required to preserve such exclusion).

               (m) Borrower has heretofore furnished to Lender the audited financial statements of Corporate Guarantor for its fiscal years ended January 31, 2002, January 31, 2001, January 31, 2000 and January 31, 1999 and the unaudited financial statements of Borrower for the six months ended July 31, 2002 and July 31, 2001, and those statements fairly present the financial condition of Corporate Guarantor on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of Corporate Guarantor.

               (n) Borrower has paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by it. Borrower has filed all federal, state and local tax returns which are required to be filed, and Borrower has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by it to the extent such taxes have become due.

               (o) Borrower has or will have good and absolute title to all Property and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances except for the security interest created pursuant to this Agreement and the Mortgage and the Permitted Exceptions.

               (p) All financial and other information provided to Lender by or on behalf of Borrower in connection with Borrower's request for the Loan contemplated hereby is true and correct in all material respects and Borrower has not omitted to provide Lender with any information which would be material to Lender's decision to enter into this Agreement and, as to projections, valuations or pro forma financial statements, present a good faith opinion as to such projections, valuations and pro forma condition and results.

               (q) Borrower has authorized Lender to file financing statements, and such financing statements when filed will be sufficient to perfect the security interest created pursuant to this Agreement. When such financing statements are filed in the offices noted therein, Lender, as assignee of Issuer and holder of the Bond, will have a valid and perfected security interest in the Property, subject to no other security interest, assignment, lien or encumbrance. None of the Property constitutes a replacement of, substitution for or accessory to any property of Borrower subject to a lien of any kind. Borrower owns the Premises subject to no liens or encumbrances of any kind except the Permitted Exceptions.

               (r) Borrower will aid and assist Issuer in connection with preparing and submitting to the Internal Revenue Service a Form 8038 (or other applicable information reporting statement) with respect to the Bond at the time and in the form required by the Code.

               (s) Borrower will comply fully at all times with the Tax Regulatory Agreement, and Borrower will not take any action, or omit to take any action, which, if taken or omitted, respectively, would violate the Tax Regulatory Agreement, and the representations and warranties in the Tax Regulatory Agreement are true and correct.

               (t) Expenses for work done by officers or employees of Borrower in connection with the Property will be included as an Acquisition Cost, if at all, only to the extent (i) such persons were specifically employed for such particular purpose, (ii) the expenses do not exceed the actual cost thereof and (iii) such expenses are treated or capable of being treated (whether or not so treated) on the books of Borrower as a capital expenditure in conformity with generally accepted accounting principles applied on a consistent basis.

               (u) Any costs incurred with respect to that part of the Property paid from the Loan Proceeds shall be treated or capable of being treated on the books of Borrower as capital expenditures in conformity with generally accepted accounting principles applied on a consistent basis.

               (v) No part of the Loan Proceeds will be used to finance inventory or rolling stock or will be used for working capital or to finance any other cost not constituting an Acquisition Cost.

               (w) No person other than Borrower is in occupancy or possession of any portion of the real property where any portion of the Property is located.

               (x) The Property is property of the character subject to the allowance for depreciation under Section 167 of the Code.

                                   ARTICLE VI

                      TITLE TO PROPERTY; SECURITY INTEREST

         Section 6.01. TITLE TO PROPERTY. Legal title to the Property and any and all repairs, replacements, substitutions and modifications to such Property shall be in Borrower. Borrower will at all times protect and defend, at its own cost and expense, its title from and against all claims, liens and legal processes of creditors of Borrower, and keep all Property free and clear of all such claims, liens and processes.

         Section 6.02. SECURITY INTEREST IN PROPERTY. This Agreement is intended to constitute a security agreement within the meaning of the UCC. As security for (a) Borrower's payment to Lender, as assignee of Issuer, of Loan Payments and all other amounts payable to Lender hereunder, (b) Borrower's payment to Lender of Loan Payments (as defined in the Taxable Loan Agreement) and all other amounts due under the Taxable Loan Agreement, and (c) any other obligations of Borrower to Lender or any GE Capital Entity (whether direct or indirect and whether now existing or hereafter acquired), Borrower hereby grants to Issuer, and Issuer hereby assigns to Lender, a security interest constituting a first lien on (i) the Property, (ii) all general intangibles and other property relating thereto, (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed or used in connection with any of the foregoing property, (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering any of the foregoing property, (v) all securities, funds, moneys, deposits and other property at any time held in or subject to the Escrow Fund, (vi) all accessions thereto, (vii) all substitutions for any of the foregoing property, and (viii) products and proceeds of any of the foregoing property. To the extent that the same entity (or an affiliate thereof) is Lender under this Agreement and any other document or agreement with Borrower, the security interest in the Property shall secure all of Borrower's obligations under all such agreements, but shall not secure Borrower's obligations under such agreements under which a different entity is Lender. Borrower ratifies its previous authorization for Lender to pre-file UCC financing statements and any amendments thereto describing the Property and all other collateral described above and containing any other information required by the applicable UCC. Borrower authorizes Lender, and hereby grants Lender a power of attorney (which is coupled with an interest), to file financing statements and amendments thereto describing the Property and containing any other information required by the applicable UCC and all proper terminations of the filings of other secured parties with respect to the Property, in such form and substance as Lender, in its sole discretion, may determine. Issuer and Borrower agree to execute such additional documents, including demands for terminations, assignments, affidavits, notices and similar instruments, in form satisfactory to Lender, and take such other actions that Lender deems necessary or appropriate to establish and maintain the security interest created by this Section, and Issuer and Borrower hereby designate and appoint Lender as their agent, and grant to Lender a power of attorney (which is coupled with an interest), to execute on behalf of Issuer and Borrower, as the case may be, such additional documents and to take such other actions. Borrower hereby waives any right that Borrower may have to file with the applicable filing officer any financing statement, amendment, termination or other record pertaining to the Property and/or Lender's interest therein.

         Section 6.03. CHANGE IN NAME OR CORPORATE STRUCTURE OF BORROWER; CHANGE IN LOCATION OF BORROWER'S CHIEF EXECUTIVE OFFICE. Borrower's chief executive office is located at the address set forth above, and all of Borrower's records relating to its business and the Property are kept at such location. Borrower hereby agrees to provide written notice to Lender and Issuer of any change or proposed change in its name, corporate structure, chief executive office or change or proposed change in the location of the Property. Such notice shall be provided thirty days in advance of the date that such change or proposed change is planned to take effect. Borrower does business, and has done business, only under its own name and the trade names, if any, set forth on Exhibit I hereto.

         Section 6.04. LIENS AND ENCUMBRANCES TO TITLE. Borrower shall not, directly or indirectly, create, incur, assume or suffer to exist any mortgage, pledge, lien, charge, encumbrance or claim on or with respect to the Property (together, "Liens") other than the respective rights of Lender and Issuer as herein provided and the Permitted Exceptions. Borrower shall promptly, at its own expense, take such action as may be necessary duly to discharge or remove any such Lien. Borrower shall reimburse Lender for any expenses incurred by Lender to discharge or remove any Lien.

         Section 6.05. ASSIGNMENT OF INSURANCE. As additional security for the payment and performance of Borrower's obligations hereunder, Borrower hereby assigns to Lender, as assignee of Issuer, any and all moneys (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Property or any evidence thereof or any business records or valuable papers pertaining thereto, and Borrower hereby directs the issuer of any such policy to pay all such moneys directly to Lender. Borrower hereby assigns to Lender, as assignee of Issuer, any and all moneys due or to become due with respect to any condemnation proceeding affecting the Property. At any time, whether before or after the occurrence of any Event of Default, Lender may (but need not), in Lender's name or in Borrower's name, execute and deliver proof of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy or party in any condemnation proceeding.

         Section 6.06. AGREEMENT AS FINANCING STATEMENT. To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or of any financing statements signed by Borrower is sufficient as a financing statement in any state to perfect the security interests granted in this Agreement.

         Section 6.07. LETTER OF CREDIT. Upon receipt of the Final Appraisal and if (i) an Undersecured Amount exists and (ii) Borrower elects not to prepay the Loan in the amount of the Undersecured Amount pursuant to Section 2.08 hereof, Borrower hereby agrees to deliver or cause to be delivered to Lender the Letter of Credit as additional security for the prompt payment and performance of all of Borrower's obligations under this Agreement. Borrower hereby further agrees to deliver to Lender not later than 60 days prior to any scheduled expiration date of the Letter of Credit or any Substitute Letter of Credit, as applicable
(a) evidence satisfactory to Lender that such Letter of Credit or Substitute Letter of Credit has been renewed on terms acceptable to Lender or (b) a Substitute Letter of Credit. If at any time (x) the rating of Bank by

LACE is below "B" or (y) the rating of a Substitute Bank is below the rating required by Lender at the time the related Substitute Letter of Credit is accepted by Lender, Borrower shall within 30 days provide to Lender a Substitute Letter of Credit. A failure by Borrower to fully and timely perform any obligation under this Section 6.07 or the failure of Bank or any Substitute Bank to fully and timely honor any draft under the Letter of Credit or any Substitute Letter of Credit as the case may be shall constitute an immediate Event of Default hereunder.


                                   ARTICLE VII

                        AFFIRMATIVE COVENANTS OF BORROWER

         So long as the Loan shall remain unpaid, Borrower will comply with the following requirements:

         Section 7.01. REPORTING REQUIREMENTS. Borrower will deliver, or cause to be delivered, to Lender each of the following, which shall be in form and detail acceptable to Lender:

               (a) as soon as available, and in any event within 120 days after the end of each fiscal year of Corporate Guarantor, consolidated audited financial statements of Corporate Guarantor with the unqualified opinion of independent certified public accountants selected by Corporate Guarantor and acceptable to Lender, which annual consolidated financial statements shall include the balance sheet of Corporate Guarantor as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of Corporate Guarantor for the fiscal year then ended, all in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a consistent basis, together with (i) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not Borrower is in compliance with the requirements set forth in Sections 7.11 through 7.13 hereof; and (ii) a certificate of the chief financial officer of Corporate Guarantor or Borrower in the form of Exhibit L hereto stating that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

               (b) as soon as available and in any event within 90 days after the end of each fiscal quarter of Corporate Guarantor, a consolidated unaudited/internal balance sheet and statements of income and retained earnings of Corporate Guarantor as at the end of and for such quarter and for the year to date period then ended, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with generally accepted accounting principles applied on a consistent basis and certified by the chief financial officer of Borrower or Corporate Guarantor, subject to year-end audit adjustments; and accompanied by a certificate of that officer in the form of Exhibit L hereto stating (i) that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis,
         (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not Borrower is in compliance with the requirements set forth in Sections 7.11 through 7.13 hereof;

               (c) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting Borrower or Corporate Guarantor of the type described in Article V hereof or which seek a monetary recovery against Borrower or Corporate Guarantor in excess of $500,000;

               (d) as promptly as practicable (but in any event not later than five Business Days) after an officer of Borrower obtains knowledge of the occurrence of any event that constitutes a Default or an Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of Borrower of the steps being taken by Borrower to cure the effect of such Default or Event of Default;

               (e) promptly upon knowledge thereof, notice of any loss or destruction of or damage to any Property or of any material adverse change in any Property;

               (f) promptly upon their distribution, copies of all financial statements, reports and proxy statements that Borrower shall have sent to its stockholders;

               (g) promptly after the amending thereof, copies of any and all amendments to its certificate of incorporation, articles of incorporation or bylaws;

               (h) promptly upon knowledge thereof, notice of any violation by Borrower of any law, rule or regulation;

               (i) promptly upon knowledge thereof, notice of any material adverse change in the financial or operating condition of Borrower or Corporate Guarantor;

               (j) upon request of Lender, as soon as available, and in any event within 180 days after the end of each fiscal year forecasts and projections of Borrower's and Corporate Guarantor's financial results for the current fiscal year, together with a balance sheet, an income statement and supporting facts and assumptions used to formulate such forecasts and projections;

               (k) within 30 days of request by Lender, evidence satisfactory to Lender that Borrower has complied with the capital expenditure limitations of Code section 144(a)(4); and

               (l) promptly upon knowledge thereof, notice of any downgrade in the rating of Bank or any Substitute Bank by LACE Financial Corporation.

         Section 7.02. BOOKS AND RECORDS; INSPECTION AND EXAMINATION. Borrower will keep accurate books of record and account for itself pertaining to the Property and pertaining to Borrower's business and financial condition and such other matters as Lender may from time to time request in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon request of Lender, will permit any officer, employee, attorney or accountant for Lender to audit, review, make extracts from, or copy any and all corporate and financial books, records and properties of Borrower at all times during ordinary business hours, and to discuss the affairs of Borrower with any of its directors, officers, employees or agents. Borrower will permit Lender, or its employees, accountants, attorneys or agents, to examine and copy any or all of its records and to examine and inspect the Property at any time during Borrower's business hours.

         Section 7.03. COMPLIANCE WITH LAWS. Borrower will (a) comply with the requirements of applicable laws and regulations, the noncompliance with which would materially and adversely affect its business or its financial condition and (b) use and keep the Property, and will require that others use and keep the Property, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance. Borrower shall secure all permits and licenses, if any, necessary for the installation and operation of the Property. Borrower shall comply in all respects (including, without limitation, with respect to the use, maintenance and operation of each item of the Property) with all laws of the jurisdictions in which its operations involving any component of Property may extend and of any legislative, executive, administrative or judicial body exercising any power or jurisdiction over the items of the Property or its interest or rights under this Agreement.

         Section 7.04. ENVIRONMENTAL COMPLIANCE. Borrower shall promptly comply with all statutes, regulations and ordinances, and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction, relating to the use, collection, treatment, disposal, storage, control, removal or cleanup of Hazardous Waste or Materials in, on or under the Property or any adjacent property, or incorporated in any Improvements, at Borrower's expense. In the event that Lender at any time believes that the Property is not free of all Hazardous Waste or Materials or that Borrower has violated any applicable Environmental Laws with respect to the Property, then immediately, upon request by Lender, Borrower shall obtain and furnish to Lender, at Borrower's sole cost and expense, an environmental audit and inspection of the Property from an expert satisfactory to Lender. In the event that Borrower fails to immediately obtain such audit or inspection, Lender or its agents may perform or obtain such audit or inspection at Borrower's sole cost and expense. Lender may, but is not obligated to, enter upon the Property and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in the Property; and whether or not Borrower has actual knowledge of the existence of Hazardous Waste or Materials on the Property or any adjacent property as of the date hereof, Borrower shall reimburse Lender as provided herein for the full amount of all costs and expenses incurred by Lender prior to Lender acquiring title to the Property through foreclosure or acceptance of a deed in lieu of foreclosure, in connection with such compliance activities. Neither this provision nor any provision herein or in the Mortgage or related documents shall operate to put Lender in the position of an owner of the Property prior to any acquisition of the Property by Lender. The rights granted to Lender herein and in the Mortgage or related documents are granted solely for the protection of Lender's lien and security interest covering the Property and do not grant to Lender the right to control Borrower's actions, decisions or policies regarding Hazardous Waste or Materials.

         Section 7.05. PAYMENT OF TAXES AND OTHER CLAIMS. Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Property) or upon or against the creation, perfection or continuance of the security interest created pursuant to this Agreement, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of Borrower; provided, that Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. Borrower will pay, as the same respectively come due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Property, as well as all gas, water, steam, electricity, heat, power, telephone, utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Property.

         Section 7.06. PRESERVATION AND MAINTENANCE OF PROPERTY. Borrower (a) shall, at its own expense, maintain, preserve and keep the Property in good repair, working order and condition, and shall from time to time make all repairs and replacements necessary to keep the Property in such condition, and in compliance with state and federal laws, ordinary wear and tear excepted, (b) shall maintain the Property in a condition suitable for certification by the manufacturer thereof (if certification is available) and in conformance with all manufacturer's recommended maintenance requirements, (c) shall not commit waste or permit impairment or deterioration of the Property, (d) shall not abandon the Property, (e) shall restore or repair promptly and in a good and workmanlike manner all or any part of the Property to the equivalent of its original condition, or such other condition as Lender may approve in writing, in the event of any damage, injury or loss thereto, whether or not insurance proceeds are available to cover in whole or in part the costs of such restoration or repair, (f) shall keep all improvements, fixtures, equipment, machinery and appliances on the Property, in good repair and shall replace fixtures, equipment, machinery and appliances on the Property when necessary to keep such items in good repair, (g) shall comply with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property and (h) shall give notice in writing to Lender of and, unless otherwise directed in writing by Lender, appear in and defend any action or proceeding purporting to affect the Property, the security of this Agreement or the rights or powers of Lender hereunder. Neither Borrower nor any tenant or other person shall remove, demolish or alter any improvement now existing or hereafter erected on the Property or any fixture, equipment, machinery or appliance in or on the Property except when incident to the replacement of fixtures, equipment, machinery and appliances with items of like kind. In the event that any parts or accessories forming part of any item or items of Property become worn out, lost, destroyed, damaged beyond repair or otherwise rendered unfit for use, Borrower, at its own expense and expeditiously, will replace or cause the replacement of such parts or accessories by replacement parts or accessories free and clear of all liens and encumbrances and with a value and utility at least equal to that of the parts or accessories being replaced (assuming that such replaced parts and accessories were otherwise in good working order and repair). All such replacement parts and accessories shall be deemed to be incorporated immediately into and to constitute an integral portion of the Property and, as such, shall be subject to the terms of this Agreement. Neither Lender nor Issuer shall have any responsibility in any of these matters, or for the making of improvements or additions to the Property. Borrower will defend the Property against all claims or demands of all persons (other than Lender) claiming the Property or any interest therein.

         Borrower represents, warrants and covenants that the Property is and shall be in compliance with the Americans with Disabilities Act of 1990 and all of the regulations promulgated thereunder, as the same may be amended from time to time.

         Section 7.07. INSURANCE. (a) Borrower shall obtain and maintain the following types of insurance upon and relating to the Property:

               (i) "All Risk" property and fire insurance (with extended coverage endorsement including malicious mischief and vandalism) in an amount not less than the full replacement value of the Property (with a deductible not to exceed $5,000 and with co-insurance limited to a maximum of 10% of the amount of the policy), naming Lender under a lender's loss payee endorsement (form 438BFU or equivalent) and including agreed amount, inflation guard, replacement cost and waiver of subrogation endorsements;

               (ii) Comprehensive general liability insurance in an amount not less than $2,000,000.00 insuring against personal injury, death and property damage and naming Lender as additional insured;

               (iii) Business interruption insurance covering loss of rental or other income for up to twelve (12) months; and

               (iv) Such other types of insurance or endorsements to existing insurance as may be required from time to time by Lender.

         (b) Upon each reasonable request of Lender, Borrower shall increase the coverages under any of the insurance policies required to be maintained hereunder or otherwise modify such policies in accordance with Lender's request. All of the insurance policies required hereunder shall be issued by corporate insurers licensed to do business in the state in which the Property is located and rated A:X or better by A.M. Best Company, and shall be in form acceptable to Lender. If and to the extent that the Property is located within an area that has been or is hereafter designated or identified as an area having special flood hazards by the Department of Housing and Urban Development or such other official as shall from time to time be authorized by federal or state law to make such designation pursuant to any national or state program of flood insurance, Borrower shall carry flood insurance with respect to the Property in amounts not less than the maximum limit of coverage then available with respect to the Property or the amount of the Loans, whichever is less. Certificates of all insurance required to be maintained hereunder shall be delivered to Lender, along with evidence of payment in full of all premiums required thereunder, contemporaneously with Borrower's execution of this Agreement. All such certificates shall be in form acceptable to Lender and shall require the insurance company to give to Lender at least 30 days' prior written notice before canceling the policy for any reason or materially amending it. Certificates evidencing all renewal and substitute policies of insurance shall be delivered to Lender, along with evidence of the payment in full of all premiums required thereunder, at least 15 days before termination of the policies being renewed or substituted. If any loss shall occur at any time when Borrower shall be in default hereunder, Lender shall be entitled to the benefit of all insurance policies held or maintained by Borrower, to the same extent as if same had been made payable to Lender, and upon foreclosure hereunder, Lender shall become the owner thereof. Lender shall have the right, but not the obligation, to make premium payments, at Borrower's expense, to prevent any cancellation, endorsement, alteration or reissuance of any policy of insurance maintained by Borrower, and such payments shall be accepted by the insurer to prevent same.

         (c) As among Lender, Borrower and Issuer, Borrower assumes all risks and liabilities from any cause whatsoever, whether or not covered by insurance, for loss or damage to any portion of the Property and for injury to or death of any person or damage to any property, whether such injury or death be with respect to agents or employees of Borrower or of third parties, and whether such property damage be to Borrower's property or the property of others. Whether or not covered by insurance, Borrower hereby assumes responsibility for and agrees to reimburse Lender and Issuer for and will indemnify, defend and hold Lender and Issuer harmless from and against all liabilities, obligations, losses, damages, penalties, claims, actions, costs and expenses (including reasonable attorneys' fees) of whatsoever kind and nature, imposed on, incurred by or asserted against Lender or Issuer that in any way relate to or arise out of this Agreement, the transactions contemplated hereby and the Property, including but not limited to, (i) the selection, manufacture, construction, purchase, acceptance or rejection of the Property or the ownership of the Property, (ii) the delivery, lease, possession, maintenance, use, condition, return or operation of the Property, (iii) the condition of the Property sold or otherwise disposed of after possession by Borrower, (iv) any patent or copyright infringement, (v) the conduct of Borrower, its officers, employees and agents,
(vi) a breach of Borrower of any of its covenants or obligations hereunder and
(vii) any claim, loss, cost or expense involving alleged damage to the environment relating to the Property, including, but not limited to investigation, removal, cleanup and remedial costs. All amounts payable by Borrower pursuant to the immediately preceding sentence shall be paid immediately upon demand of Issuer or Lender, as the case may be. This provision shall survive the termination of this Agreement.

         Section 7.08. PRESERVATION OF CORPORATE EXISTENCE. Borrower will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business; and shall conduct its business in an orderly, efficient and regular manner.

         Section 7.09. PERFORMANCE BY LENDER. If Borrower at any time fails to perform or observe any of the covenants or agreements contained in this Agreement, in the Mortgage or any other related document, and if such failure shall continue for a period of 10 calendar days after Lender gives Borrower written notice thereof (or in the case of the agreements contained in Sections
7.06 and 7.07 hereof, immediately upon the occurrence of such failure, without notice or lapse of time), Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of Borrower (or, at Lender's option, in Lender's name) and may, but need not, take any and all other actions which Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and

Borrower shall thereupon pay to Lender on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by Lender, together with interest thereon from the date expended or incurred at the lesser of 18% per annum or the highest rate permitted by law. To facilitate the performance or observance by Lender of such covenants of Borrower, Borrower hereby irrevocably appoints Lender, or the delegate of Lender, acting alone, as the attorney in fact of Borrower with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Borrower under this Agreement.

         Section 7.10. LIMITATIONS OF LIABILITY. In no event, whether as a result of breach of contract, warranty, tort (including negligence or strict liability), indemnity or otherwise, shall Lender, its assignees, if any, or Issuer be liable for any special, consequential, incidental, punitive or penal damages, including, but not limited to, loss of profit or revenue, loss of use of the Premises or any associated equipment, service materials or software, damage to associated equipment, service materials or software, cost of capital, cost of substitute property, service materials or software, facilities, services or replacement power or downtime costs.

         Section 7.11. RATIO OF DEBT TO TANGIBLE NET WORTH. Borrower shall maintain at all times its ratio of Debt (as defined below) to Tangible Net Worth (as defined below) at not more than 1.50 to 1.00. "Debt" shall mean (i) all items of indebtedness or liability which in accordance with generally accepted accounting principles or federal tax law would be included in determining total liabilities as shown on the liabilities side of a balance sheet, (ii) indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by Borrower, whether or not the indebtedness secured thereby shall have been assumed, and (iii) guaranties and endorsements (other than for purposes of collection in the ordinary course of business) by Borrower and other contingent obligations of Borrower in respect of, or to purchase or otherwise acquire, indebtedness of others. "Tangible Net Worth" means the excess of:

               (a) the tangible assets of Borrower, which, in accordance with generally accepted accounting principles, are tangible assets, after deducting adequate reserves in each case where, in accordance with generally accepted accounting principles, a reserve is proper over

               (b) all Debt of Borrower;

provided, however, that (i) inventory shall be taken into account on the basis of the cost (determined on a first-in, first-out basis) or current market value, whichever is lower, (ii) in no event shall there be included as such tangible assets patents, trademarks, trade names, copyrights, licenses, good will, advances or loans to, or receivables from, directors, officers, employees or affiliates, prepaid or intangible assets, amounts relating to covenants not to compete, pensions assets, deferred charges or treasury stock or any securities or Debt of Borrower or any other securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against federal income tax liabilities, (iii) securities included as such tangible assets shall be taken into account at their current market price or cost, whichever is lower, and (iv) any write-up in the book value of any assets shall not be taken into account.

         Section 7.12. DEBT SERVICE COVERAGE RATIO OF BORROWER. Borrower will maintain for each fiscal year its Debt Service Coverage Ratio (as defined below) at not less than 1.75 to 1.00 "Debt Service Coverage Ratio" means the ratio of
(i) Borrower's Cash Flow Available for Debt Service (as defined below) to (ii) Borrower's Debt Service (as defined below). "Cash Flow Available for Debt Service" of Borrower means, with respect to the applicable period of determination, Borrower's income, plus interest expense, depreciation, amortization and other non-cash charges. "Debt Service" of Borrower means, with respect to the applicable period of determination, the aggregate of (i) interest expense of Borrower (ii) all installments of principal on Debt of Borrower that are due on demand or during the period of determination, (iii) all installments of rent under capitalized lease obligations (to the extent not already accounted for in computation of net income or Debt) of Borrower that are due on demand or during the period of determination and (iv) distributions and dividends to stockholders and advances to affiliates of Borrower during the period of determination.

         Section 7.13. TANGIBLE NET WORTH. Borrower shall maintain its Tangible Net Worth at all times at not less than $7,000,000.


                                  ARTICLE VIII

                         NEGATIVE COVENANTS OF BORROWER

         So long as the Loan and the Bond shall remain unpaid, Borrower agrees that:

         Section 8.01. LIEN. Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of the Property except for the security interest created pursuant to this Agreement and the liens created pursuant to the Mortgage.

         Section 8.02. SALE OF ASSETS. Neither Borrower nor Corporate Guarantor will sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets or of any of the Property or any interest therein (whether in one transaction or in a series of transactions).

         Section 8.03. CONSOLIDATION AND MERGER. Neither Borrower nor Corporate Guarantor will consolidate with or merge into any person, or permit any other person to merge into it or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other person.

         Section 8.04. ACCOUNTING. Neither Borrower nor Corporate Guarantor will adopt, permit or consent to any material change in accounting principles other than as required by generally accepted accounting principles. Neither Borrower nor Corporate Guarantor will adopt, permit or consent to any change in its fiscal year.

         Section 8.05. TRANSFERS. Neither Borrower nor Corporate Guarantor will in any manner transfer any property without prior or present receipt of full and adequate consideration.

         Section 8.06. PLACE OF BUSINESS. Borrower will not permit any of the Property or any records pertaining to the Property to be located in any state or area in which, in the event of such location, a financing statement covering such Property would be required to be, but has not in fact been, filed in order to perfect the security interest created pursuant to this Agreement.

         Section 8.07. MODIFICATIONS AND SUBSTITUTIONS. (a) Borrower will not make any material alterations, modifications or additions to the Property which cannot be removed without materially damaging the functional capabilities or economic value of the Property. Upon return of the Property to Lender and at the request of Lender, Borrower, at its sole cost and expense, will remove all alterations, modifications and additions and repair the Property as necessary to return the Property to the condition in which it was furnished, ordinary wear and tear and permitted modifications excepted.

         (b) Notwithstanding the provisions of subparagraph (a) of this Section, Borrower may, with the prior written consent of Lender, substitute for parts, elements, portions or all of the Property, other parts, elements, portions, equipment or facilities; provided, however, that any substitutions made pursuant to Borrower's obligations to make repairs referenced under any provision of this Agreement shall not require such prior written consent. Borrower shall provide such documents or assurances as Lender may reasonably request to maintain or confirm the security interest assigned to Lender in the Property as so modified or substituted.

         Section 8.08. USE OF PROPERTY. Unless required by applicable law or unless Lender has otherwise agreed in writing, Borrower shall not allow changes in the use for which all or any part of the Property was intended at the time this Agreement was executed. Borrower shall not, without Lender's prior written consent, (a) initiate or acquiesce in a change in the zoning classification (including any variance under any existing zoning ordinance applicable to the Property), (b) permit the use of the Property to become a non-conforming use under applicable zoning ordinances, (c) file any subdivision or parcel map affecting the Property, or (d) amend, modify or consent to any easement or covenants, conditions and restrictions pertaining to the Property.


                                   ARTICLE IX

                      DAMAGE AND DESTRUCTION; CONDEMNATION

         Section 9.01. DAMAGE AND DESTRUCTION. Borrower shall provide a complete written report to Lender immediately upon any loss, theft, damage or destruction of any Property and of any accident involving any Property. If all or any part of the Property is lost, stolen, destroyed or damaged beyond repair ("Damaged Property"), Borrower shall as soon as practicable after such event either: (a) replace the same at Borrower's sole cost and expense with property having substantially similar specifications and of equal or greater value to the Damaged Property immediately prior to the time of the loss occurrence, such replacement equipment to be subject to Lender's approval, whereupon such replacement property shall be substituted in this Agreement and the other related documents by appropriate endorsement or amendment; or (b) pay the applicable Prepayment Amount and applicable Taxable Prepayment Amount of the Damaged Property. Borrower shall notify Lender of which course of action it will take within 15 calendar days after the loss occurrence. If, within 45 calendar days of the loss occurrence, (a) Borrower fails to notify Lender; (b) Borrower and Lender fail to execute an amendment to this Agreement to delete the Damaged Property and add the replacement property or (c) Borrower fails to pay the applicable Prepayment Amount and the applicable Taxable Prepayment Amount, then Lender may, at its sole discretion, declare the applicable Prepayment Amount and the applicable Taxable Prepayment Amount to be immediately due and payable, and Borrower is required to pay the same. The Net Proceeds of insurance with respect to the Damaged Property shall be made available by Lender to be applied to discharge Borrower's obligation under this Section as provided in Section 5 of the Mortgage. The payment of the Prepayment Amount and the Taxable Prepayment Amount and the termination of Lender's interest in the Damaged Property is subject to the terms of Section 2.07 hereof. For purposes of this Section, the term "Net Proceeds" shall mean the amount remaining from the gross proceeds of any insurance claim after deducting all expenses (including reasonable attorneys' fees) incurred in the collection of such claim.

         Section 9.02. CONDEMNATION. If the Property, or any part thereof, shall be condemned for any reason, including without limitation fire or earthquake damage, or otherwise taken for public or quasi-public use under the power of eminent domain, or be transferred in lieu thereof, all damages or other amounts awarded for the taking of, or injury to, the Property shall be paid to Lender who shall have the right, in its sole and absolute discretion, to apply the amounts so received against (a) the costs and expenses of Lender, including attorneys' fees incurred in connection with collection of such amounts, and (b) the balance against the outstanding principal balance of the Loans; provided, however, that if (i) no Event of Default shall have occurred and be continuing hereunder, (ii) Borrower provides evidence satisfactory to Lender of its ability to pay all amounts becoming due hereunder during the pendency of any restoration or repairs to or replacement of the Property, (iii) Lender determines, in its sole discretion, that the proceeds of such award are sufficient to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such taking (or, if the proceeds of such award are insufficient for such purpose, if Borrower provides additional sums to Lender's satisfaction so that the aggregate of such sums and the proceeds of such award will be sufficient for such purpose), and (iv) Borrower provides evidence satisfactory to Lender that none of the tenants of the Property will terminate their lease agreements as a result of either the condemnation or taking or the repairs to or replacement of the Property, the proceeds of such award, together with additional sums provided by Borrower, shall be placed in a separate account for the benefit of Lender and Borrower to be used to restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such taking. All work to be performed in connection therewith shall be pursuant to a written contract therefor, which contract shall be subject to the prior approval of Lender. To the extent that any funds remain after the Property has been so restored and repaired, the same shall be applied against the outstanding principal balance of the Loans in such order as Lender may elect. To enforce its rights hereunder, Lender shall be entitled to participate in and control any condemnation proceedings and to be represented therein by counsel of its own choice, and Borrower will deliver, or cause to be delivered to Lender such instruments as may be requested by it from time to time to permit such participation. In the event Lender, as a result of any such judgment, decree or award, believes that the payment or performance of the Loans or the Bond is impaired, Lender may declare the entire unpaid principal balance of the Loans immediately due and payable.

                                    ARTICLE X

                       ASSIGNMENT, SUBLEASING AND SELLING

         Section 10.01. ASSIGNMENT BY LENDER. This Agreement, and the obligations of Borrower to make payments hereunder, may be assigned and reassigned in whole or in part to one or more assignees or subassignees (who shall be the purchaser of the Bond or an interest therein) by Lender at any time subsequent to its execution, without the necessity of obtaining the consent of Issuer or Borrower; provided, however, that no such assignment or reassignment shall be effective unless and until (a) Issuer and Borrower shall have received notice of the assignment or reassignment disclosing the name and address of the assignee or subassignee, which notice Issuer shall maintain as evidence of the ownership and registration of the Bond, and (b) in the event that such assignment or reassignment is made to a bank or trust company as trustee for holders of certificates representing interests in this Agreement and the Bond, such bank or trust company agrees to maintain, or cause to be maintained, a book-entry system by which a record of the names and addresses of such holders as of any particular time is kept and agrees, upon request of Issuer or Borrower, to furnish such information to Issuer or Borrower. Upon receipt of notice of assignment, Borrower will reflect in a book-entry the assignee designated in such notice of assignment, and shall agree to make all payments to the assignee designated in the notice of assignment, notwithstanding any claim, defense, setoff or counterclaim whatsoever (whether arising from a breach of this Agreement or otherwise) that Issuer and Borrower may from time to time have against Lender or the assignee. Issuer and Borrower agree to execute all documents, including notices of assignment and chattel mortgages, which may be reasonably requested by Lender or its assignee to protect their interest in the Property and in this Agreement.

         Section 10.02. NO SALE OR ASSIGNMENT BY BORROWER. This Agreement and the interest of Borrower in the Property may not be sold, assumed, assigned or encumbered by Borrower, except for the Permitted Exceptions.


                                   ARTICLE XI

                         EVENTS OF DEFAULT AND REMEDIES

         Section 11.01. EVENTS OF DEFAULT. The following constitute "Events of Default" under this Agreement:

               (a) failure by Borrower to pay to Lender, as assignee of Issuer, when due any Loan Payment or to pay any other payment required to be paid hereunder and the continuation of such failure for a period of 10 days;

               (b) failure by Borrower to maintain insurance on the Property in accordance with Section 7.07 hereof;

               (c) failure by Borrower to comply with the provisions of Sections 7.11, 7.12, 7.13, 8.01, 8.02 or 8.03 hereof;

               (d) failure by Borrower, Issuer or Corporate Guarantor, as the case may be, to observe and perform any other covenant, condition or agreement contained herein, in the Mortgage, in the Hazardous Substances Agreement, in the Escrow Agreement, in the Tax Regulatory Agreement, in the Corporate Guaranty Agreement or in any other document or agreement executed in connection herewith on its part to be observed or performed for a period of 30 days after written notice is given to Borrower, Issuer or Corporate Guarantor, as the case may be, specifying such failure and directing that it be remedied; provided, however, that, if the failure stated in such notice cannot be corrected within such 30-day period, Lender will not unreasonably withhold its consent to an extension of such time if corrective action is instituted by Borrower, Issuer or Corporate Guarantor, as the case may be, within the applicable period and diligently pursued until the default is corrected;

               (e) initiation by Issuer of a proceeding under any federal or state bankruptcy or insolvency law seeking relief under such laws concerning the indebtedness of Issuer;

               (f) Borrower or Corporate Guarantor shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or Borrower or Corporate Guarantor shall apply for or consent to the appointment of any receiver, trustee or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of Borrower or Corporate Guarantor, as the case may be; or Borrower or Corporate Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against Borrower or Corporate Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of Borrower or Corporate Guarantor;

               (g) determination by Lender that any representation or warranty made by Borrower, Issuer or Corporate Guarantor herein, in the Tax Regulatory Agreement, in the Corporate Guaranty Agreement or in any other document executed in connection herewith was untrue in any material respect when made;

               (h) an Event of Taxability shall occur;

               (i) an amendment or termination relating to a filed financing statement describing any of the Property is improperly filed;

               (j) the occurrence of a default or an event of default under any instrument, agreement or other document evidencing, relating to or securing any indebtedness or other monetary obligation of Borrower or Corporate Guarantor;

               (k) Corporate Guarantor shall repudiate, purport to revoke or fail to perform its obligations under the Corporate Guaranty Agreement;

               (l) ownership of the stock of Borrower changes during the period that the Loan is outstanding (Borrower hereby acknowledges that Lender has made its decision to enter into the transactions contemplated hereby based upon the management expertise of the current stockholders and their ownership of the stock of Borrower);

               (m) the occurrence of a default or an event of default under the Mortgage or any other agreement between or among Lender or any GE Capital Entity and Borrower, including (without limitation) any occurrence of a default or an event of default under the Taxable Loan Agreement;

               (n) failure by Borrower to fully and timely perform any of its obligations under Section 6.07 of this Agreement or the failure of Bank or any Substitute Bank to fully and timely honor any draft under the Letter of Credit or any Substitute Letter of Credit as the case may be; or

               (o) failure to satisfy all of the conditions contained in Section
         3.02 hereof by September 30, 2004.

         Section 11.02. REMEDIES ON DEFAULT. Whenever any Event of Default shall have occurred, Lender, as assignee of Issuer, shall have the right, at its sole option without any further demand or notice, to take any one or any combination of the following remedial steps which are accorded to Lender, as assignee of Issuer, by applicable law:

               (a) by notice to Issuer and Borrower, declare the entire unpaid principal amount of the Loan and the Bond then outstanding, all interest accrued and unpaid thereon and all amounts payable under this Agreement to be forthwith due and payable, whereupon the Loan, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by Borrower;

               (b) take possession of the Property wherever situated, without any court order or other process of law and without liability for entering the premises, and lease, sublease or make other disposition of the Property for use over a term in a commercially reasonable manner, all for the account of Lender, provided that Borrower shall remain directly liable for the deficiency, if any, between the rent or other amounts paid by a lessee or sublessee of the Property pursuant to such lease or sublease during the same period of time, after deducting all costs and expenses, including reasonable attorneys' fees and expenses, incurred with respect to the recovery, repair and storage of the Property during such period of time;

               (c) take possession of the Property wherever situated, without any court order or other process of law and without liability for entering the Premises, and sell the Property in a commercially reasonable manner. All proceeds from such sale shall be applied in the following manner:

                    FIRST, to pay all proper and reasonable costs and expenses associated with the recovery, repair, storage and sale of the Property, including reasonable attorneys' fees and expenses;

                    SECOND, to pay (i) Lender the amount of all unpaid Loan
               Payments or other obligations (whether direct or indirect owed by Borrower to Lender), if any, which are then due and owing, together with interest and late charges thereon, (ii) Lender the then applicable Prepayment Amount (taking into account the payment of past-due Loan Payments as aforesaid), plus a pro rata allocation of interest, at the rate utilized to calculate the Loan Payments, from the next preceding due date of a Loan Payment until the date of payment by the buyer, and (iii) any other amounts due hereunder, including indemnity payments, taxes, charges, reimbursement of any advances and other amounts payable to Lender or Issuer hereunder; and

                    THIRD, to pay the remainder of the sale proceeds, purchase moneys or other amounts paid by a buyer of the Property to Borrower;

               (d) proceed by appropriate court action to enforce specific performance by Issuer or Borrower of the applicable covenants of this Agreement or to recover for the breach thereof, including the payment of all amounts due from Borrower. Borrower shall pay or repay to Lender or Issuer all costs of such action or court action, including, without limitation, reasonable attorneys' fees;

               (e) exercise all rights and remedies under the Mortgage;

               (f) take whatever action at law or in equity that may appear necessary or desirable to enforce its rights with respect to the Property. Borrower shall pay or repay to Lender or Issuer all costs of such action or court action, including, without limitation, reasonable attorneys' fees;

               (g) with or without notice to Borrower, submit one or more drafts under the Letter of Credit or any Substitute Letter of Credit for any amounts due hereunder; and

               (h) exercise any and all rights and remedies under the Taxable Loan Agreement.

         Notwithstanding any other remedy exercised hereunder, Borrower shall remain obligated to pay to Lender any unpaid portion of the Prepayment Amount and the Taxable Prepayment Amount.

         Section 11.03. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to Lender or Issuer is intended to be exclusive and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Lender or Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice other than such notice as may be required by this Article. All remedies herein conferred upon or reserved to Lender or Issuer shall survive the termination of this Agreement.

         Section 11.04. LATE CHARGE. Any Loan Payment not paid by Borrower on the due date thereof shall, to the extent permissible by law, bear a late charge equal to the lesser of five cents ($.05) per dollar of the delinquent amount or the lawful maximum, and Borrower shall be obligated to pay the same immediately upon receipt of Lender's written invoice therefor.


                                   ARTICLE XII

                                  MISCELLANEOUS

         Section 12.01. COSTS AND EXPENSES OF LENDER. Borrower shall pay to Lender, in addition to the Loan Payments payable by Borrower hereunder, such amounts in each year as shall be required by Lender in payment of any reasonable costs and expenses incurred by Lender in connection with the execution, performance or enforcement of this Agreement, including but not limited to payment of all reasonable fees, costs and expenses and all administrative costs of Lender in connection with the Property, expenses (including, without limitation, attorneys' fees and disbursements), fees of auditors or attorneys, insurance premiums not otherwise paid hereunder and all other direct and necessary administrative costs of Lender or charges required to be paid by it in order to comply with the terms of, or to enforce its rights under, this Agreement. Such costs and expenses shall be billed to Borrower by Lender from time to time, together with a statement certifying that the amount so billed has been paid by Lender for one or more of the items above described, or that such amount is then payable by Lender for such items. Amounts so billed shall be due and payable by Borrower within thirty (30) days after receipt of the bill by Borrower.

         Section 12.02. DISCLAIMER OF WARRANTIES. LENDER AND ISSUER MAKE NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, DESIGN, CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR FITNESS FOR USE OF THE PROPERTY, OR ANY OTHER WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT THERETO. In no event shall Lender or Issuer be liable for any loss or damage in connection with or arising out of this Agreement, the Property or the existence, furnishing, functioning or Borrower's use of any item or products or services provided for in this Agreement.

         Section 12.03. NOTICES. All notices, certificates, requests, demands and other communications provided for hereunder or under the Escrow Agreement or the Tax Regulatory Agreement shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth above and, if telecopied, transmitted to that party at its telecopier number set forth above or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy. If notice to Borrower of any intended disposition of the Property or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in this Section) at least ten (10) calendar days prior to the date of intended disposition or other action.

         Section 12.04. FURTHER ASSURANCE AND CORRECTIVE INSTRUMENTS. Issuer and Borrower hereby agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further acts, instruments, conveyances, transfers and assurances, as Lender reasonably deems necessary or advisable for the implementation, correction, confirmation or perfection of this Agreement, the Mortgage, the Hazardous Substances Agreement, the Escrow Agreement or the Tax Regulatory Agreement and any rights of Lender hereunder or thereunder.

         Section 12.05. BINDING EFFECT; TIME OF THE ESSENCE. This Agreement shall inure to the benefit of and shall be binding upon Lender, Issuer, Borrower and their respective successors and assigns. Time is of the essence.

         Section 12.06. SEVERABILITY. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         Section 12.07. AMENDMENTS. To the extent permitted by law, the terms of this Agreement shall not be waived, altered, modified, supplemented or amended in any manner whatsoever except by written instrument signed by the parties hereto, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

         Section 12.08. EXECUTION IN COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart, provided that only the original marked "Original: 1 of 6" on the execution page thereof shall constitute chattel paper under the UCC. A purchase of this chattel paper from Issuer would violate the rights of Lender.

         Section 12.09. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State.

         Section 12.10. WASHINGTON STATE NOTICE. Lender hereby notifies Borrower as follows: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY/EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

         Section 12.11. CAPTIONS. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

         Section 12.12. ENTIRE AGREEMENT. This Agreement, the Mortgage, the Hazardous Substances Agreement, the Tax Regulatory Agreement, the Escrow Agreement, the Assignment and the exhibits hereto and thereto constitute the entire agreement among Lender, Issuer, Borrower and Escrow Agent. There are no understandings, agreements, representations or warranties, express or implied, not specified herein or in such documents regarding this Agreement or the Property financed hereby.

         Section 12.13. COMMERCIAL PURPOSES; USURY. Borrower represents and warrants that the Property which is the subject of this Agreement is not and will not be used principally for agricultural purposes and that the obligations and indebtedness evidenced by this Agreement were incurred primarily for commercial, investment or business purposes and not for personal, family or household purposes within the meaning of RCW 19.52.080. It is the intention of the parties hereto to comply with any applicable usury laws; accordingly, it is agreed that, notwithstanding any provisions to the contrary in this Agreement, in no event shall this Agreement require the payment or permit the collection of interest or any amount in the nature of interest or fees in excess of the maximum permitted by applicable law.

         Section 12.14. BOUND TRANSCRIPTS. Within 45 days of the day of closing, Borrower shall cause to be prepared and furnished, at Borrower's expense, to Issuer, Lender and their counsel, bound transcripts in CD Rom format containing this Agreement, the Escrow Agreement, the Tax Regulatory Agreement and all other documents related thereto.

         Section 12.15. WAIVER OF JURY TRIAL. LENDER, ISSUER AND BORROWER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS AMONG LENDER, ISSUER OR BORROWER RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG LENDER, ISSUER AND BORROWER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY RELATED TRANSACTIONS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.


        [REMAINDER OF PAGE INTENTIONALLY BLANK; EXECUTION PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in their respective corporate names by their duly authorized officers, all as of the date first written above.

Lender:                                 GE CAPITAL PUBLIC FINANCE, INC.



                                        By:  ___________________________________
                                        Title:  Vice President


Issuer:                                 WASHINGTON ECONOMIC DEVELOPMENT
                                        FINANCE AUTHORITY


                                        By:  ___________________________________

                                        Title:  ________________________________



Borrower:                               ABSORPTION CORP.



                                        By:  ___________________________________

                                        Title:  ________________________________





                               ORIGINAL: ___ OF 6



                  [EXECUTION PAGE OF TAX-EXEMPT LOAN AGREEMENT]

                                          EXHIBIT A TO TAX-EXEMPT LOAN AGREEMENT

                            SCHEDULE OF LOAN PAYMENTS

Closing Date: March 19, 2003
Coupon Rate:  5.63% until October 1, 2003, 5.38% thereafter


 PAYMENT      PAYMENT       LOAN            PRINCIPAL         INTEREST       PRINCIPAL        PREPAYMENT
  DATE        NUMBER       PAYMENT          COMPONENT        COMPONENT        BALANCE*          AMOUNT*
---------     -------    ------------     ------------     ------------     ------------     ------------
3/19/2003       0               --               --               --        2,355,000.00     2,472,750.00
 5/1/2003       1           15,468.43            --           15,468.43     2,355,000.00     2,472,750.00
 6/1/2003       2           11,048.87            --           11,048.87     2,355,000.00     2,472,750.00
 7/1/2003       3           11,048.87            --           11,048.87     2,355,000.00     2,472,750.00
 8/1/2003       4           11,048.87            --           11,048.87     2,355,000.00     2,472,750.00
 9/1/2003       5           11,048.87            --           11,048.87     2,355,000.00     2,472,750.00
10/1/2003       6           11,048.87            --           11,048.87     2,355,000.00     2,472,750.00
11/1/2003       7           10,558.25            --           10,558.25     2,355,000.00     2,472,750.00
12/1/2003       8           10,558.25            --           10,558.25     2,355,000.00     2,472,750.00
 1/1/2004       9           10,558.25            --           10,558.25     2,355,000.00     2,472,750.00
 2/1/2004      10           10,558.25            --           10,558.25     2,355,000.00     2,472,750.00
 3/1/2004      11           10,558.25            --           10,558.25     2,355,000.00     2,472,750.00
 4/1/2004      12           10,558.25            --           10,558.25     2,355,000.00     2,472,750.00
 5/1/2004      13           10,558.25            --           10,558.25     2,355,000.00     2,449,200.00
 6/1/2004      14           10,558.25            --           10,558.25     2,355,000.00     2,449,200.00
 7/1/2004      15           10,558.25            --           10,558.25     2,355,000.00     2,449,200.00
 8/1/2004      16           10,558.25            --           10,558.25     2,355,000.00     2,449,200.00
 9/1/2004      17           10,558.25            --           10,558.25     2,355,000.00     2,449,200.00
10/1/2004      18           10,558.25            --           10,558.25     2,355,000.00     2,449,200.00
11/1/2004      19           10,558.25            --           10,558.25     2,355,000.00     2,449,200.00
12/1/2004      20           10,558.25            --           10,558.25     2,355,000.00     2,449,200.00
 1/1/2005      21           10,558.25            --           10,558.25     2,355,000.00     2,449,200.00
 2/1/2005      22           10,558.25            --           10,558.25     2,355,000.00     2,449,200.00
 3/1/2005      23           10,558.25            --           10,558.25     2,355,000.00     2,449,200.00
 4/1/2005      24           10,558.25            --           10,558.25     2,355,000.00     2,449,200.00
 5/1/2005      25           10,558.25            --           10,558.25     2,355,000.00     2,425,650.00
 6/1/2005      26           10,558.25            --           10,558.25     2,355,000.00     2,425,650.00
 7/1/2005      27           10,558.25            --           10,558.25     2,355,000.00     2,425,650.00
 8/1/2005      28           10,558.25            --           10,558.25     2,355,000.00     2,425,650.00
 9/1/2005      29           10,558.25            --           10,558.25     2,355,000.00     2,425,650.00
10/1/2005      30           10,558.25            --           10,558.25     2,355,000.00     2,425,650.00
11/1/2005      31           10,558.25            --           10,558.25     2,355,000.00     2,425,650.00
12/1/2005      32           10,558.25            --           10,558.25     2,355,000.00     2,425,650.00
 1/1/2006      33           10,558.25            --           10,558.25     2,355,000.00     2,425,650.00
 2/1/2006      34           10,558.25            --           10,558.25     2,355,000.00     2,425,650.00
 3/1/2006      35           10,558.25            --           10,558.25     2,355,000.00     2,425,650.00
 4/1/2006      36           10,558.25            --           10,558.25     2,355,000.00     2,425,650.00
 5/1/2006      37           10,558.25            --           10,558.25     2,355,000.00     2,402,100.00


 PAYMENT      PAYMENT       LOAN            PRINCIPAL         INTEREST       PRINCIPAL        PREPAYMENT
  DATE        NUMBER       PAYMENT          COMPONENT        COMPONENT        BALANCE*          AMOUNT*
---------     -------    ------------     ------------     ------------     ------------     ------------
 6/1/2006      38           10,558.25            --           10,558.25     2,355,000.00     2,402,100.00
 7/1/2006      39           10,558.25            --           10,558.25     2,355,000.00     2,402,100.00
 8/1/2006      40           10,558.25            --           10,558.25     2,355,000.00     2,402,100.00
 9/1/2006      41           10,558.25            --           10,558.25     2,355,000.00     2,402,100.00
10/1/2006      42           10,558.25            --           10,558.25     2,355,000.00     2,402,100.00
11/1/2006      43           10,558.25            --           10,558.25     2,355,000.00     2,402,100.00
12/1/2006      44           10,558.25            --           10,558.25     2,355,000.00     2,402,100.00
 1/1/2007      45           10,558.25            --           10,558.25     2,355,000.00     2,402,100.00
 2/1/2007      46           10,558.25            --           10,558.25     2,355,000.00     2,402,100.00
 3/1/2007      47           10,558.25            --           10,558.25     2,355,000.00     2,402,100.00
 4/1/2007      48           10,558.25            --           10,558.25     2,355,000.00     2,402,100.00
 5/1/2007      49           10,558.25            --           10,558.25     2,355,000.00     2,402,100.00
 6/1/2007      50           10,558.25            --           10,558.25     2,355,000.00     2,402,100.00
 7/1/2007      51           10,558.25            --           10,558.25     2,355,000.00     2,402,100.00
 8/1/2007      52           10,558.25            --           10,558.25     2,355,000.00     2,402,100.00
 9/1/2007      53           22,922.30        12,364.05        10,558.25     2,342,635.95     2,389,488.67
10/1/2007      54           22,922.30        12,419.48        10,502.82     2,330,216.47     2,376,820.80
11/1/2007      55           22,922.30        12,475.16        10,447.14     2,317,741.31     2,364,096.14
12/1/2007      56           22,922.30        12,531.09        10,391.21     2,305,210.22     2,351,314.42
 1/1/2008      57           22,922.30        12,587.27        10,335.03     2,292,622.95     2,338,475.41
 2/1/2008      58           22,922.30        12,643.71        10,278.59     2,279,979.24     2,325,578.82
 3/1/2008      59           22,922.30        12,700.39        10,221.91     2,267,278.85     2,312,624.43
 4/1/2008      60           22,922.30        12,757.33        10,164.97     2,254,521.52     2,299,611.95
 5/1/2008      61           22,922.30        12,814.53        10,107.77     2,241,706.99     2,286,541.13
 6/1/2008      62           22,922.30        12,871.98        10,050.32     2,228,835.01     2,273,411.71
 7/1/2008      63           22,922.30        12,929.69         9,992.61     2,215,905.32     2,260,223.43
 8/1/2008      64           22,922.30        12,987.66         9,934.64     2,202,917.66     2,246,976.01
 9/1/2008      65           22,922.30        13,045.89         9,876.41     2,189,871.77     2,233,669.21
10/1/2008      66           22,922.30        13,104.37         9,817.93     2,176,767.40     2,220,302.75
11/1/2008      67           22,922.30        13,163.13         9,759.17     2,163,604.27     2,206,876.36
12/1/2008      68           22,922.30        13,222.14         9,700.16     2,150,382.13     2,193,389.77
 1/1/2009      69           22,922.30        13,281.42         9,640.88     2,137,100.71     2,179,842.72
 2/1/2009      70           22,922.30        13,340.97         9,581.33     2,123,759.74     2,166,234.93
 3/1/2009      71           22,922.30        13,400.78         9,521.52     2,110,358.96     2,152,566.14
 4/1/2009      72           22,922.30        13,460.86         9,461.44     2,096,898.10     2,138,836.06
 5/1/2009      73           22,922.30        13,521.21         9,401.09     2,083,376.89     2,125,044.43
 6/1/2009      74           22,922.30        13,581.83         9,340.47     2,069,795.06     2,111,190.96
 7/1/2009      75           22,922.30        13,642.72         9,279.58     2,056,152.34     2,097,275.39
 8/1/2009      76           22,922.30        13,703.88         9,218.42     2,042,448.46     2,083,297.43
 9/1/2009      77           22,922.30        13,765.32         9,156.98     2,028,683.14     2,069,256.80
10/1/2009      78           22,922.30        13,827.04         9,095.26     2,014,856.10     2,055,153.22
11/1/2009      79           22,922.30        13,889.03         9,033.27     2,000,967.07     2,040,986.41
12/1/2009      80           22,922.30        13,951.30         8,971.00     1,987,015.77     2,026,756.09
 1/1/2010      81           22,922.30        14,013.85         8,908.45     1,973,001.92     2,012,461.96
 2/1/2010      82           22,922.30        14,076.67         8,845.63     1,958,925.25     1,998,103.76
 3/1/2010      83           22,922.30        14,139.78         8,782.52     1,944,785.47     1,983,681.18


 PAYMENT      PAYMENT       LOAN            PRINCIPAL         INTEREST       PRINCIPAL        PREPAYMENT
  DATE        NUMBER       PAYMENT          COMPONENT        COMPONENT        BALANCE*          AMOUNT*
---------     -------    ------------     ------------     ------------     ------------     ------------
 4/1/2010      84           22,922.30        14,203.18         8,719.12     1,930,582.29     1,969,193.94
 5/1/2010      85           22,922.30        14,266.86         8,655.44     1,916,315.43     1,954,641.74
 6/1/2010      86           22,922.30        14,330.82         8,591.48     1,901,984.61     1,940,024.30
 7/1/2010      87           22,922.30        14,395.07         8,527.23     1,887,589.54     1,925,341.33
 8/1/2010      88           22,922.30        14,459.61         8,462.69     1,873,129.93     1,910,592.53
 9/1/2010      89           22,922.30        14,524.43         8,397.87     1,858,605.50     1,895,777.61
10/1/2010      90           22,922.30        14,589.55         8,332.75     1,844,015.95     1,880,896.27
11/1/2010      91           22,922.30        14,654.96         8,267.34     1,829,360.99     1,865,948.21
12/1/2010      92           22,922.30        14,720.66         8,201.64     1,814,640.33     1,850,933.14
 1/1/2011      93           22,922.30        14,786.66         8,135.64     1,799,853.67     1,835,850.74
 2/1/2011      94           22,922.30        14,852.96         8,069.34     1,785,000.71     1,820,700.72
 3/1/2011      95           22,922.30        14,919.55         8,002.75     1,770,081.16     1,805,482.78
 4/1/2011      96           22,922.30        14,986.44         7,935.86     1,755,094.72     1,790,196.61
 5/1/2011      97           22,922.30        15,053.63         7,868.67     1,740,041.09     1,757,441.50
 6/1/2011      98           22,922.30        15,121.12         7,801.18     1,724,919.97     1,742,169.17
 7/1/2011      99           22,922.30        15,188.91         7,733.39     1,709,731.06     1,726,828.37
 8/1/2011     100           22,922.30        15,257.01         7,665.29     1,694,474.05     1,711,418.79
 9/1/2011     101           22,922.30        15,325.41         7,596.89     1,679,148.64     1,695,940.13
10/1/2011     102           22,922.30        15,394.12         7,528.18     1,663,754.52     1,680,392.07
11/1/2011     103           22,922.30        15,463.13         7,459.17     1,648,291.39     1,664,774.30
12/1/2011     104           22,922.30        15,532.46         7,389.84     1,632,758.93     1,649,086.52
 1/1/2012     105           22,922.30        15,602.10         7,320.20     1,617,156.83     1,633,328.40
 2/1/2012     106           22,922.30        15,672.05         7,250.25     1,601,484.78     1,617,499.63
 3/1/2012     107           22,922.30        15,742.31         7,179.99     1,585,742.47     1,601,599.89
 4/1/2012     108           22,922.30        15,812.89         7,109.41     1,569,929.58     1,585,628.88
 5/1/2012     109           22,922.30        15,883.78         7,038.52     1,554,045.80     1,569,586.26
 6/1/2012     110           22,922.30        15,954.99         6,967.31     1,538,090.81     1,553,471.72
 7/1/2012     111           22,922.30        16,026.53         6,895.77     1,522,064.28     1,537,284.92
 8/1/2012     112           22,922.30        16,098.38         6,823.92     1,505,965.90     1,521,025.56
 9/1/2012     113           22,922.30        16,170.55         6,751.75     1,489,795.35     1,504,693.30
10/1/2012     114           22,922.30        16,243.05         6,679.25     1,473,552.30     1,488,287.82
11/1/2012     115           22,922.30        16,315.87         6,606.43     1,457,236.43     1,471,808.79
12/1/2012     116           22,922.30        16,389.02         6,533.28     1,440,847.41     1,455,255.88
 1/1/2013     117           22,922.30        16,462.50         6,459.80     1,424,384.91     1,438,628.76
 2/1/2013     118           22,922.30        16,536.31         6,385.99     1,407,848.60     1,421,927.09
 3/1/2013     119           22,922.30        16,610.44         6,311.86     1,391,238.16     1,405,150.54
 4/1/2013     120           22,922.30        16,684.92         6,237.38     1,374,553.24     1,388,298.77
 5/1/2013     121           22,922.30        16,759.72         6,162.58     1,357,793.52     1,371,371.46
 6/1/2013     122           22,922.30        16,834.86         6,087.44     1,340,958.66     1,354,368.25
 7/1/2013     123           22,922.30        16,910.33         6,011.97     1,324,048.33     1,337,288.81
 8/1/2013     124           22,922.30        16,986.15         5,936.15     1,307,062.18     1,320,132.80
 9/1/2013     125           22,922.30        17,062.30         5,860.00     1,289,999.88     1,302,899.88
10/1/2013     126           22,922.30        17,138.80         5,783.50     1,272,861.08     1,285,589.69
11/1/2013     127           22,922.30        17,215.64         5,706.66     1,255,645.44     1,268,201.89
12/1/2013     128           22,922.30        17,292.82         5,629.48     1,238,352.62     1,250,736.15
 1/1/2014     129           22,922.30        17,370.35         5,551.95     1,220,982.27     1,233,192.09


 PAYMENT      PAYMENT       LOAN            PRINCIPAL         INTEREST       PRINCIPAL        PREPAYMENT
  DATE        NUMBER       PAYMENT          COMPONENT        COMPONENT        BALANCE*          AMOUNT*
---------     -------    ------------     ------------     ------------     ------------     ------------
 2/1/2014     130           22,922.30        17,448.23         5,474.07     1,203,534.04     1,215,569.38
 3/1/2014     131           22,922.30        17,526.46         5,395.84     1,186,007.58     1,197,867.66
 4/1/2014     132           22,922.30        17,605.03         5,317.27     1,168,402.55     1,180,086.58
 5/1/2014     133           22,922.30        17,683.96         5,238.34     1,150,718.59     1,162,225.78
 6/1/2014     134           22,922.30        17,763.24         5,159.06     1,132,955.35     1,144,284.90
 7/1/2014     135           22,922.30        17,842.88         5,079.42     1,115,112.47     1,126,263.59
 8/1/2014     136           22,922.30        17,922.88         4,999.42     1,097,189.59     1,108,161.49
 9/1/2014     137           22,922.30        18,003.23         4,919.07     1,079,186.36     1,089,978.22
10/1/2014     138           22,922.30        18,083.95         4,838.35     1,061,102.41     1,071,713.43
11/1/2014     139           22,922.30        18,165.02         4,757.28     1,042,937.39     1,053,366.76
12/1/2014     140           22,922.30        18,246.46         4,675.84     1,024,690.93     1,034,937.84
 1/1/2015     141           22,922.30        18,328.27         4,594.03     1,006,362.66     1,016,426.29
 2/1/2015     142           22,922.30        18,410.44         4,511.86       987,952.22       997,831.74
 3/1/2015     143           22,922.30        18,492.98         4,429.32       969,459.24       979,153.83
 4/1/2015     144           22,922.30        18,575.89         4,346.41       950,883.35       960,392.18
 5/1/2015     145           22,922.30        18,659.17         4,263.13       932,224.18       932,224.18
 6/1/2015     146           22,922.30        18,742.83         4,179.47       913,481.35       913,481.35
 7/1/2015     147           22,922.30        18,826.86         4,095.44       894,654.49       894,654.49
 8/1/2015     148           22,922.30        18,911.27         4,011.03       875,743.22       875,743.22
 9/1/2015     149           22,922.30        18,996.05         3,926.25       856,747.17       856,747.17
10/1/2015     150           22,922.30        19,081.22         3,841.08       837,665.95       837,665.95
11/1/2015     151           22,922.30        19,166.76         3,755.54       818,499.19       818,499.19
12/1/2015     152           22,922.30        19,252.69         3,669.61       799,246.50       799,246.50
 1/1/2016     153           22,922.30        19,339.01         3,583.29       779,907.49       779,907.49
 2/1/2016     154           22,922.30        19,425.71         3,496.59       760,481.78       760,481.78
 3/1/2016     155           22,922.30        19,512.81         3,409.49       740,968.97       740,968.97
 4/1/2016     156           22,922.30        19,600.29         3,322.01       721,368.68       721,368.68
 5/1/2016     157           22,922.30        19,688.16         3,234.14       701,680.52       701,680.52
 6/1/2016     158           22,922.30        19,776.43         3,145.87       681,904.09       681,904.09
 7/1/2016     159           22,922.30        19,865.10         3,057.20       662,038.99       662,038.99
 8/1/2016     160           22,922.30        19,954.16         2,968.14       642,084.83       642,084.83
 9/1/2016     161           22,922.30        20,043.62         2,878.68       622,041.21       622,041.21
10/1/2016     162           22,922.30        20,133.48         2,788.82       601,907.73       601,907.73
11/1/2016     163           22,922.30        20,223.75         2,698.55       581,683.98       581,683.98
12/1/2016     164           22,922.30        20,314.42         2,607.88       561,369.56       561,369.56
 1/1/2017     165           22,922.30        20,405.49         2,516.81       540,964.07       540,964.07
 2/1/2017     166           22,922.30        20,496.98         2,425.32       520,467.09       520,467.09
 3/1/2017     167           22,922.30        20,588.87         2,333.43       499,878.22       499,878.22
 4/1/2017     168           22,922.30        20,681.18         2,241.12       479,197.04       479,197.04
 5/1/2017     169           22,922.30        20,773.90         2,148.40       458,423.14       458,423.14
 6/1/2017     170           22,922.30        20,867.04         2,055.26       437,556.10       437,556.10
 7/1/2017     171           22,922.30        20,960.59         1,961.71       416,595.51       416,595.51
 8/1/2017     172           22,922.30        21,054.56         1,867.74       395,540.95       395,540.95
 9/1/2017     173           22,922.30        21,148.96         1,773.34       374,391.99       374,391.99
10/1/2017     174           22,922.30        21,243.78         1,678.52       353,148.21       353,148.21
11/1/2017     175           22,922.30        21,339.02         1,583.28       331,809.19       331,809.19


 PAYMENT      PAYMENT       LOAN            PRINCIPAL         INTEREST       PRINCIPAL        PREPAYMENT
  DATE        NUMBER       PAYMENT          COMPONENT        COMPONENT        BALANCE*          AMOUNT*
---------     -------    ------------     ------------     ------------     ------------     ------------
12/1/2017     176           22,922.30        21,434.69         1,487.61       310,374.50       310,374.50
 1/1/2018     177           22,922.30        21,530.79         1,391.51       288,843.71       288,843.71
 2/1/2018     178           22,922.30        21,627.32         1,294.98       267,216.39       267,216.39
 3/1/2018     179           22,922.30        21,724.28         1,198.02       245,492.11       245,492.11
 4/1/2018     180           22,922.30        21,821.68         1,100.62       223,670.43       223,670.43
 5/1/2018     181           22,922.30        21,919.51         1,002.79       201,750.92       201,750.92
 6/1/2018     182           22,922.30        22,017.78           904.52       179,733.14       179,733.14
 7/1/2018     183           22,922.30        22,116.50           805.80       157,616.64       157,616.64
 8/1/2018     184           22,922.30        22,215.65           706.65       135,400.99       135,400.99
 9/1/2018     185           22,922.30        22,315.25           607.05       113,085.74       113,085.74
10/1/2018     186           22,922.30        22,415.30           507.00        90,670.44        90,670.44
11/1/2018     187           22,922.30        22,515.79           406.51        68,154.65        68,154.65
12/1/2018     188           22,922.30        22,616.74           305.56        45,537.91        45,537.91
 1/1/2019     189           22,922.30        22,718.14           204.16        22,819.77        22,819.77
 2/1/2019     190           22,922.30        22,819.77           102.53             0.00             0.00
                         ------------     ------------     ------------
                         3,719,669.68     2,355,000.00     1,364,669.68

--------------------
* After payment of Loan Payment due opposite Prepayment Amount.

                                        EXHIBIT B-1 TO TAX-EXEMPT LOAN AGREEMENT

                     FORM OF OPINION OF COUNSEL TO BORROWER

                                 [Closing Date]

Washington Economic Development Finance Authority
1000 Second Avenue, Suite 2700
Seattle, WA  98104-1046

Absorption Corp.
1051 Hilton Avenue
Bellingham, WA  98225

GE Capital Public Finance, Inc.
Suite 470
8400 Normandale Lake Boulevard
Minneapolis, MN  55437

                                  $2,355,000.00
                Washington Economic Development Finance Authority
                  Tax-Exempt Economic Development Revenue Bond,
                     Series 2003B (Absorption Corp. Project)

Ladies and Gentlemen:

         We have acted as counsel to Absorption Corp., a Nevada corporation ("Borrower") with respect to the issuance and delivery of the Bond described above (the "Bond") and with respect to the Tax-Exempt Loan Agreement dated as of March 1, 2003 (the "Loan Agreement") among GE Capital Public Finance, Inc. ("Lender"), Washington Economic Development Finance Authority ("Issuer") and Borrower, the Escrow Agreement of even date therewith (the "Escrow Agreement") among Lender, Issuer, Borrower and Marshall & Ilsley Trust Company N.A., as escrow agent, the Commercial Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date therewith (the "Mortgage"), the Environmental Indemnity Agreement Regarding Hazardous Substances (the "Hazardous Substances Agreement") of even date therewith executed by Borrower and International Absorbents Inc., the Assignment of even date therewith among Lender, Issuer and Borrower (the "Assignment"), the Indemnification and Compensation Agreement dated October 30, 2001, between Borrower and Issuer (the "Indemnification and Compensation Agreement"), the Tax Regulatory Agreement and Arbitrage Certificate dated as of March 1, 2003 among Lender, Issuer and Borrower (the "Tax Regulatory Agreement"; the Loan Agreement, the Escrow Agreement, the Mortgage, the Hazardous Substances Agreement, the Assignment, the Indemnification and Compensation Agreement and the Tax Regulatory Agreement may be referred to herein collectively as the "Agreements") and various related matters and, in this capacity, have reviewed a duplicate original or certified copy of each of the Agreements. Based upon the examination of these and such other documents as we deem relevant, it is our opinion that:

               1. Borrower has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada with full power and authority to own its properties and conduct its business. Borrower is qualified to do business in the State of Washington.

               2. Borrower has full power and authority to execute and deliver the Agreements and to carry out the terms thereof. The Agreements have been duly and validly authorized, executed and delivered, are in full force and effect and are the legal, valid and binding contracts of Borrower enforceable in accordance with their respective terms (including against claims of usury), except to the extent limited by state and federal laws affecting remedies and by bankruptcy, reorganization, or other laws of general application relating to or affecting the enforcement of creditors' rights.

               3. No consent, authorization, approval or other action by, and no notice to, or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of the Agreements, except for such action which has been duly obtained or taken and is in full force and effect.

               4. The consummation of the transactions contemplated by the Agreements and the carrying out of the terms thereof will not result in violation of any provisions of the articles of incorporation or bylaws of Borrower or result in the violation of any provision of, or in a default under, any indenture, mortgage, deed of trust, indebtedness, agreement, judgment, decree, order, statute, rule or regulation to which Borrower is a party or by which it or its property is bound.

               5. There are no legal or governmental actions, suits, proceedings, inquiries or investigations pending, threatened or contemplated, or any basis therefor, to which Borrower is or may become a party or of which any property of Borrower is or may become subject, other than ordinary routine litigation incident to the kind of business conducted by Borrower which, if determined adversely to Borrower, would not, individually or in the aggregate, have a material adverse effect on the financial position or results of operations of Borrower.

               6. There are no legal or governmental proceedings pending, threatened or contemplated, or any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the validity of or security for the Bond, the Agreements or the transactions contemplated thereby.

               7. Borrower has taken all steps legally required as a condition precedent to the execution and delivery of the Loan Agreement and to permit the commencement of the acquisition, construction, improvement and operation of the Property (defined in the Loan Agreement). Borrower has made all submissions to governmental authorities and has obtained, and there are currently in full force and effect, all consents, approvals, authorizations, accreditations, licenses, permits and orders of any governmental or regulatory authority that are required to be obtained by Borrower to enable the Property to be acquired, constructed and improved in accordance with the plans and specifications therefor.


                                     B-1-2

               8. The provisions of the Loan Agreement and the Mortgage are effective to create a security interest in favor of Lender, as assignee of Issuer, in all of Borrower's right, title and interest in and to the Property and all proceeds thereof. Such security interest has been properly perfected and is subject to no liens or encumbrances.

               9. The Mortgage is in proper form for execution and recording the real property records of Whatcom County, Washington and when so recorded will be effective to create in favor of Lender a valid and enforceable lien and mortgage on the real property described therein. The Mortgage contains the remedies which are customarily granted to commercial lenders in loan transactions secured by real property located in the State of Washington.

         This opinion may be relied upon the addressees hereto and any of their successors and assigns.

                                       Very truly yours,


                                     B-1-3

                                        EXHIBIT B-2 TO TAX-EXEMPT LOAN AGREEMENT

                FORM OF OPINION OF COUNSEL TO CORPORATE GUARANTOR

                                 [Closing Date]

Washington Economic Development Finance Authority
1000 Second Avenue, Suite 2700
Seattle, WA  98104-1046

Absorption Corp.
1051 Hilton Avenue
Bellingham, WA  98225

GE Capital Public Finance, Inc.
Suite 470
8400 Normandale Lake Boulevard
Minneapolis, MN  55437

                                  $2,355,000.00
                Washington Economic Development Finance Authority
                  Tax-Exempt Economic Development Revenue Bond,
                     Series 2003B (Absorption Corp. Project)


Ladies and Gentlemen:

         We have acted as counsel to International Absorbents Inc., a company duly incorporated under the laws of the Province of British Columbia, Canada ("Guarantor"), in connection with above-referenced bond (the "Bond") and with respect to the Tax-Exempt Loan Agreement dated as of March 1, 2003 (the "Loan Agreement") among GE Capital Public Finance, Inc. ("Lender"), Washington Economic Development Finance Authority ("Issuer") and Absorption Corp. ("Borrower"), the Escrow Agreement of even date therewith (the "Escrow Agreement") among Lender, Issuer, Borrower and Marshall & Ilsley Trust Company N.A., as escrow agent, the Commercial Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date therewith (the "Mortgage"), the Environmental Indemnity Agreement Regarding Hazardous Substances (the "Hazardous Substances Agreement") of even date therewith executed by Borrower and Guarantor, the Assignment of even date therewith among Lender, Issuer and Borrower (the "Assignment"), the Indemnification and Compensation Agreement dated October 30, 2001, between Borrower and Issuer (the "Indemnification and Compensation Agreement"), the Tax Regulatory Agreement and Arbitrage Certificate dated as of March 1, 2003 among Lender, Issuer and Borrower (the "Tax Regulatory Agreement"; the Loan Agreement, the Escrow Agreement, the Mortgage, the Hazardous Substances Agreement, the Assignment, the Indemnification and Compensation Agreement and the Tax Regulatory Agreement may be referred to herein collectively as the "Agreements") and various related matters and the Corporate Guaranty and Negative Pledge Agreement (the "Guaranty") dated as of March 1, 2003 executed by Guarantor and, in this capacity, have reviewed a duplicate original or certified copy of each of the Agreements and the Guaranty. Based upon the examination of these and such other documents as we deem relevant, it is our opinion that:

               1. Guarantor has been duly organized and is validly existing as a company in good standing under the laws of the Province of British Columbia, Canada with full power and authority to own its own properties and conduct its business.

               2. Guarantor has full power and authority to execute and deliver the Guaranty and each of the Agreements to which Guarantor is a party and to carry out the terms thereof. The Guaranty and each of the Agreements to which Guarantor is a party have been duly and validly authorized, executed and delivered, are in full force and effect and are the legal, valid and binding contracts of Guarantor enforceable in accordance with their respective terms, except to the extent limited by state and federal laws affecting remedies and by bankruptcy, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights.

               3. The consummation of the transactions contemplated by the Guaranty and each of the Agreements to which Guarantor is a party and the carrying out of the terms thereof will not result in the violation of any provisions of any articles of incorporation or bylaws of Guarantor or result in the violation of any provision of, or in a default under, any indenture, mortgage, deed of trust, indebtedness, agreement, judgment, decree, order, statute, rule or regulation to which Guarantor is a party or by which Guarantor's property is bound.

               4. There are no legal or governmental actions, suits, proceedings, inquiries or investigations pending, threatened or contemplated, or any basis therefor, to which Guarantor is or may become a party or of which any property of Guarantor is or may become subject, other than ordinary routine litigation incident to the kind of business conducted by Guarantor which, if determined adversely to Guarantor, would not, individually or in the aggregate, have a material adverse effect on the financial position or results of operations of Guarantor.

               5. There are no legal or governmental proceedings pending, threatened or contemplated, or any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the validity of the Guaranty or any of the Agreements to which Guarantor is a party or the transactions contemplated thereby.

               6. The choice of law of the State of Washington as the law governing the Guaranty would be upheld and recognized as a valid choice of law by the courts of the Province of British Columbia, Canada.

               7. A judgment rendered by any federal or state court in the State of Washington having jurisdiction over Guarantor may be enforced in the courts of the Province of British Columbia, Canada. The foregoing opinion assumes the rendering of such judgment complied with
         ____________________________.


               This opinion may be relied upon the addressees hereto and any of their successors and assigns.

                                       Very truly yours,


                                     B-2-2

                                          EXHIBIT C TO TAX-EXEMPT LOAN AGREEMENT

                      FORM OF OPINION OF COUNSEL TO ISSUER


                                 [Closing Date]

Washington Economic Development Finance Authority
1000 Second Avenue, Suite 2700
Seattle, WA  98104-1046

Absorption Corp.
1051 Hilton Avenue
Bellingham, WA  98225

GE Capital Public Finance, Inc.
Suite 470
8400 Normandale Lake Boulevard
Minneapolis, MN  55437

                                  $2,355,000.00
                Washington Economic Development Finance Authority
                  Tax-Exempt Economic Development Revenue Bond,
                     Series 2003B (Absorption Corp. Project)

Ladies and Gentlemen:

         We have acted as counsel to Washington Economic Development Finance Authority ("Issuer") in connection with the issuance and sale of the bond described above (the "Bond") and with respect to the Tax-Exempt Loan Agreement dated as of March 1, 2003 (the "Loan Agreement") among GE Capital Public Finance, Inc. ("Lender"), Issuer and Absorption Corp. ("Borrower"), the Escrow Agreement of even date therewith (the "Escrow Agreement") among Lender, Issuer, Borrower and Marshall & Ilsley Trust Company N.A., as escrow agent, the Assignment of even date therewith among Lender, Issuer and Borrower (the "Assignment"), the Indemnification and Compensation Agreement dated October 30, 2001, between Issuer and Borrower (the "Indemnification and Compensation Agreement"), the Tax Regulatory Agreement and Arbitrage Certificate dated as of March 1, 2003 (the "Tax Regulatory Agreement"; the Loan Agreement, the Escrow Agreement, the Assignment, the Indemnification and Compensation Agreement and the Tax Regulatory Agreement may be referred to herein collectively as the "Agreements") and various related matters and, in this capacity, have reviewed a duplicate original or certified copy of the Agreements. Based upon the examination of these and such other documents as we deem relevant, it is our opinion that:

               1. Issuer is a political subdivision of the State of Washington (the "State") under the Internal Revenue Code of 1986, as amended [or other qualified tax-exempt issuer], duly organized, existing and operating under the Constitution and laws of the State.

               2. Issuer is authorized and has power under applicable law to enter into the Agreements, to issue the Bond and to carry out its obligations thereunder and the transactions contemplated thereby.

               3. The issuance of the Bond has been duly and validly authorized, all conditions precedent to the issuance of the Bond have been fulfilled and the Bond has been issued in accordance with the laws of the State. The Bond is the legal, valid and binding obligation of Issuer, enforceable in accordance with its terms.

               4. The Agreements have been duly authorized, approved, executed and delivered by and on behalf of Issuer and are legal, valid and binding contracts of Issuer enforceable in accordance with their terms, except to the extent limited by state and federal laws affecting remedies and by bankruptcy, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights.

               5. The issuance of the Bond and the authorization, approval and execution of the Agreements and all other proceedings of Issuer relating to the transactions contemplated thereby have been performed in accordance with all open meeting, public bidding and other laws, rules and regulations of the State.

               6. There is no litigation, action, suit or proceeding pending or before any court, administrative agency, arbitrator or governmental body that challenges the organization or existence of Issuer; the authority of Issuer or its officers or its employees to issue the Bond or to enter into the Agreements; the proper authorization, approval and/or execution of the Bond, the Agreements and the other documents contemplated thereby; or the ability of Issuer otherwise to perform its obligations under the Bond, the Agreements and the transactions contemplated thereby.

         This opinion may be relied upon the addressees hereto and any of their successors and assigns.

                                       Very truly yours,

                                          EXHIBIT D TO TAX-EXEMPT LOAN AGREEMENT

                         FORM OF OPINION OF BOND COUNSEL

                                 [Closing Date]

GE Capital Public Finance, Inc.
Suite 470
8400 Normandale Lake Boulevard
Minneapolis, MN  55437

                                  $2,355,000.00
                Washington Economic Development Finance Authority
                  Tax-Exempt Economic Development Revenue Bond,
                     Series 2003B (Absorption Corp. Project)

Ladies and Gentlemen:

         We have acted as special counsel to Washington Economic Development Finance Authority ("Issuer") in connection with the issuance and delivery of the bond described above (the "Bond") and in connection with the Tax-Exempt Loan Agreement dated as of March 1, 2003 (the "Loan Agreement") among GE Capital Public Finance, Inc. ("Lender"), Issuer and Absorption Corp. ("Borrower"), the Escrow Agreement of even date therewith (the "Escrow Agreement") among Lender, Issuer, Borrower and Marshall & Ilsley Trust Company N.A., as escrow agent, and the Tax Regulatory Agreement of even date therewith (the "Tax Regulatory Agreement"; the Loan Agreement, the Escrow Agreement and the Tax Regulatory Agreement may be referred to herein collectively as the "Agreements"). In such capacity, we have examined a certified copy of a resolution adopted by Issuer (the "Resolution") authorizing the execution and delivery of the Agreements and the issuance and delivery of the Bond.

         Based upon an examination of the aforementioned documents and such other documents and opinions as we have deemed relevant and necessary as a basis for the opinions set forth herein, and in reliance thereon, it is our opinion as special tax counsel that assuming compliance with certain covenants contained in the Agreements, under the statutes, regulations, rulings and judicial decisions existing on the date of the original delivery of the Bond, the interest on the Bond, being that portion of the payments that is paid by Issuer to Lender and which is designated as and comprising interest, as provided in the Loan Agreement and the Bond, is not includable in gross income for purposes of federal income taxation; however such interest portion is a specific preference item for purposes of the alternative minimum tax provisions imposed on individuals and corporations set forth in the Internal Revenue Code of 1986, as amended.

         This opinion may be relied upon the addressee hereto and any of its successors and assigns.

                                       Very truly yours,

                                          EXHIBIT E TO TAX-EXEMPT LOAN AGREEMENT

                                  FORM OF BOND


         THIS BOND IS NOT TRANSFERABLE, EXCEPT BY DELIVERY TO THE WASHINGTON ECONOMIC DEVELOPMENT FINANCE AUTHORITY, AS REGISTRAR, FOR REISSUANCE TO A NEW REGISTERED OWNER.


R-1                                                                $2,355,000.00

                            UNITED STATES OF AMERICA
                               STATE OF WASHINGTON

                WASHINGTON ECONOMIC DEVELOPMENT FINANCE AUTHORITY
                  TAX-EXEMPT ECONOMIC DEVELOPMENT REVENUE BOND,
                     SERIES 2003B (ABSORPTION CORP. PROJECT)

MATURITY DATE:      February 1, 2019

DATED:              March 19, 2003

PRINCIPAL AMOUNT:   $2,355,000.00

INTEREST RATE:      5.63% until October 1, 2003; 5.38% thereafter

REGISTERED OWNER:   GE Capital Public Finance, Inc.

         The Washington Economic Development Finance Authority, a public body and instrumentality of the State of Washington (the "Authority"), for value received, hereby promises to pay (but only out of the Loan Payments pledged therefor as hereinafter mentioned) to the Registered Owner identified above, or registered assigns, the Principal Amount identified above in lawful money of the United States of America; and to pay interest on the Principal Amount hereof in like lawful money from the date of initial authentication and delivery hereof, such interest to be at the rates, and all such payments of interest, principal or interest and principal to be payable at the time and place, in the amounts and in accordance with the terms set forth in that certain Tax-Exempt Loan Agreement dated as of March 1, 2003 (the "Loan Agreement") among the Authority, the Registered Owner and Absorption Corp. (the "Borrower").

         This Bond is payable as to principal and prepayment premium, if any, solely from Loan Payments to be made by Borrower and is secured by, among other things, a deed of trust on the Property financed pursuant to the Loan Agreement.

         THIS BOND SHALL NOT BE DEEMED TO CONSTITUTE A DEBT, LIABILITY OR GENERAL OBLIGATION OF THE AUTHORITY OR THE STATE OF WASHINGTON OR ANY POLITICAL SUBDIVISION THEREOF, OR A PLEDGE OF THE FAITH AND

CREDIT OF THE AUTHORITY OR THE STATE OF WASHINGTON OR ANY SUCH POLITICAL SUBDIVISION, BUT SHALL BE PAYABLE SOLELY FROM THE LOAN PAYMENTS AND PROCEEDS PROVIDED THEREFOR. THE AUTHORITY SHALL NOT BE OBLIGATED TO PAY THE SAME NOR INTEREST OR PREMIUM, IF ANY, THEREON EXCEPT FROM THE LOAN PAYMENTS AND PROCEEDS PLEDGED THEREFOR, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE STATE OF WASHINGTON OR ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR THE INTEREST OR PREMIUM, IF ANY, ON THIS BOND. THE AUTHORITY HAS NO TAXING POWER.

         This Bond is a duly authorized bond of the Authority and is designated as "Washington Economic Development Finance Authority Tax-Exempt Economic Development Revenue Bond, Series 2003B (Absorption Corp. Project)" (the "Bond"), issued in the aggregate principal amount of $2,355,000.00 pursuant to Resolution No. W-2003-001 adopted by the Authority on March 5, 2003 (the "Resolution"), and pursuant to the Loan Agreement. The Bond is issued for the purpose of making loans for economic development activities to the Borrower pursuant to the Loan Agreement for the purposes and on the terms and conditions set forth therein.

         Reference is hereby made to the Escrow Agreement (copies of which are on file at the corporate trust office of the Escrow Agent in Minneapolis, Minnesota) and all agreements supplemental thereto and to the Resolution for a description of the rights thereunder of the Registered Owner of the Bond, of the nature and extent of the security, of the rights, duties and immunities of the Escrow Agent and of the rights and obligations of the Authority thereunder, to all the provisions of which Escrow Agreement the Registered Owner of this Bond, by acceptance hereof, assents and agrees.

         The Bond is subject to optional and mandatory redemption as provided in the Loan Agreement.

         The Bond is a private activity bond. The Bond has not been designated as a "qualified tax-exempt obligation" under Section 265(b) of the Internal Revenue Code of 1986, as amended.

         The Escrow Agreement and the rights and obligations of the Authority and of the Registered Owner and the Escrow Agent may be modified or amended from time to time and at any time in the manner, to the extent, and upon the terms provided in the Escrow Agreement.

         It is hereby certified, recited and declared that all acts, conditions and things required to exist to happen and to be performed precedent to and in the issuance of this Bond exist, have happened and have been performed in regular and due form and time as required by the Constitution and laws of the State applicable thereto and that the issuance of this Bond is in full compliance with all Constitutional and statutory limitations, provisions and restrictions. This Bond shall not be entitled to any benefit under the Loan Agreement, or become valid or obligatory for any purpose, until the certificate of authentication and registration hereon endorsed shall have been signed by the Registrar.

         IN WITNESS WHEREOF, the Washington Economic Development Finance Authority has caused this Bond to be executed in its name and in its behalf by the manual or facsimile signature of its Chair, attested by the manual or facsimile signature of its Secretary, initially all as of the date of original issuance and thereafter as provided in the Loan Agreement.

                                             WASHINGTON ECONOMIC DEVELOPMENT
                                             FINANCE AUTHORITY


                                             By: _______________________________
                                                 Chair

Attest:

______________________________
Secretary

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned ________________________ (the "Transferor") hereby sells, assigns and transfers unto
_____________________________ (the "Transferee")

                        PLEASE INSERT SOCIAL SECURITY OR
                     OTHER IDENTIFYING NUMBER OF TRANSFEREE

                 ______________________________________________

the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints _________ as attorney to register the transfer of the within Bond on the books kept for registration of transfer thereof, with full power of substitution in the premises.



Date:
Signature Guaranteed:

___________________________________


NOTICE: Signature(s) must be guaranteed by an eligible guarantor institution which is a member of a recognized signature guarantee program, i.e., Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program
(SEMP) or New York Stock Exchange Medallion Signature Program.

NOTICE: No transfer will be registered and no new Bond will be issue in the name of the Transferee, unless the signature(s) to this assignment correspond(s) with the name as it appears on the face of the within Bond in every particular, without alteration or enlargement or any change whatever and the Social Security or Federal Employer Identification Number of the Transferee is supplied.

                                          EXHIBIT F TO TAX-EXEMPT LOAN AGREEMENT

                                   SCHEDULE OF
                          ACQUISITION COST OF PROPERTY

         Proceeds of the Bond may be allocated to expenditures made for all or a portion of the following Acquisition Costs, subject to any limitations set forth in the Tax Regulatory Agreement and Arbitrage Certificate:

         Acquisition, construction and improvement of a building located on the Property providing approximately 106,000 square feet of space for manufacturing; provided, however, that no more than $541,650 of Bond proceeds may be allocated to expenditures for costs of such space used for functions ancillary and related to manufacturing.

         Not to exceed $47,100 of Bond proceeds may be allocated to expenditures for costs of issuance of the Bond.

                                          EXHIBIT G TO TAX-EXEMPT LOAN AGREEMENT

                       LEGAL DESCRIPTION OF REAL PROPERTY


Real property in the County of Whatcom, State of Washington, described as follows:

Parcel A

Lots 5 and 6, Grandview Light Industrial Park, General and Specific Binding Site Plan as per the map thereof, recorded January 10, 1992, under Whatcom County Auditor's file No. 920110138, records of Whatcom County, Washington, being a portion of Section 6, Township 39 North, Range 2 East of W.M.

Parcel A-1

An easement for ingress, egress and utilities as delineated on the face of Grandview Light Industrial Park Binding Site Plan.

Parcel B

Lot 4, Grandview Light Industrial Park General Binding Site Plan Modification and Specific Binding Site Plan No. 4, as per the map thereof, recorded August 8, 1996, under Whatcom County Auditor's file No. 960808016, records of Whatcom County, Washington, being a portion of Section 6, Township 39 North, Range 2 East of W.M.

Parcel B-1

An easement for ingress, egress and utilities as delineated on the face of Grandview Light Industrial Park General Binding Site Plan Modification and Specific Binding Site Plan No. 4.

APN:  390206 122168 0000
APN:  390206 092195 0000
APN:  390206 063216 0000

                                          EXHIBIT H TO TAX-EXEMPT LOAN AGREEMENT

                          LIST OF PERMITTED EXCEPTIONS


1. General Taxes for the year 2003, none now due and payable. The first half becomes delinquent after April 30th. The second half becomes delinquent after October 31st.

         Tax Account No.:              390206 122168 0000


2. General Taxes for the year 2003, none now due and payable. The first half becomes delinquent after April 30th. The second half becomes delinquent after October 31st.

         Tax Account No.:              390206 092195 0000


3. General Taxes for the year 2003, none now due and payable. The first half becomes delinquent after April 30th. The second half becomes delinquent after October 31st.

         Tax Account No.:              390206 063216 0000


4. Any tax, fee, assessments or charges as may be levied by Lot Owner's Association and/or for Road Maintenance, none now due and payable.

5. Covenant to Bind Properties and the Terms and Conditions contained therein:

         Recorded:                     January 17, 2003
         Recording Information:        2030103673


6.       Easement, including terms and provisions contained therein:

         Recording Information:        1573884
         In Favor of:                  Cascade Natural Gas Corporation
         For:                          Pipeline(s)


7.       Easement, including terms and provisions contained therein:

         Recording Information:        1591808
         In Favor of:                  Continental Telephone of the Northwest
         For:                          Telephone, telegraph and communication
                                       structures


8. Covenants, conditions, restrictions and/or easements; but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, family status, or national origin to the extent such covenants, conditions or restrictions violate Title 42, Section 3604(c), of the United States Codes:

         Recording Information:        920110139


         Modification and/or amendment by instrument:

        Recording Information:         920731205 & 960808017


9.       Real Property Owners Agreement and the terms and conditions thereof:

         Between:                      Coast Pacific Trading, Inc.
         And:                          Albert Jansen and Paulette M. Jansen,
                                       husband and wife & Jansen, Inc.
         Recording Information:        931208159

                                          EXHIBIT I TO TAX-EXEMPT LOAN AGREEMENT

                               LIST OF TRADE NAMES


                                      None.

                                          EXHIBIT J TO TAX-EXEMPT LOAN AGREEMENT

                      PERMANENT LOAN INSURANCE REQUIREMENTS


NAME OF INSURED:

INSURED MAILING ADDRESS:

PROPERTY ADDRESS(s):

MORTGAGEE/LOSS PAYEE:

         GE Capital Public Finance, Inc., a Delaware Corporation, its successors and assigns, _______________________________.

INSURANCE REQUIREMENTS:

HAZARD INSURANCE:

         Evidenced on Form Acord 27 - Evidence of Property Insurance, naming GE Capital Public Finance, Inc., its successors and/or assigns, as Loss Payee and Mortgagee as respects the subject property.

         Perils: Fire and Extended coverage, vandalism and malicious mischief, Boiler and Machinery, and if applicable, Flood and Earthquake Insurance.

         Values: 100% Replacement cost value of property/Limit of $5,000 deductible

         Endorsements Required: Inflation Guard, and Agreed Amount and Replacement Cost endorsements; List of locations and schedule of values, if blanket policy; 438BFU (Loss Payee Endorsement (see copy attached) with enlargement of same for easier reading), in favor of GE Capital Public Finance, Inc. amended to 30 days notice of change, cancellation or non-renewal; 30 days notice of cancellation; waiver of subrogation endorsement is required unless property is owner occupied; co-insurance should not be a condition of any insurance provided.

         Loss of Rents/Business Interruption for 12 months (or in an amount equivalent to at least 12 mos. rent) is required.

         Boiler and Machinery coverage is required. If the insurance carrier for the Boiler & Machinery coverage is different from that of the Property Coverage, a Joint Loss Agreement endorsement must be reflected on the evidences of insurance for both Property coverage and Boiler & Machinery coverage.

         If the 438BFU Lender's Loss Payable Endorsement is not available, please submit another Loss Payable endorsement for review by GE Capital Public Finance, Inc.

LIABILITY:

         Evidenced on Form Acord 25 -- Certificate of Liability Insurance

         Coverage to be on occurrence basis only.

         Evidence of insurance, showing comprehensive general liability on an occurrence basis, in an amount not less than $2,000,000 (per occurrence) to include: (i) bodily injury and property damage liability (primary and excess umbrella acceptable to satisfy limits); and (ii) GE Capital Public Finance, Inc. is to be named additional insured as respects this property only and the additional insured endorsement should be attached to the certificate.

SPECIAL INSTRUCTIONS

GE Capital Public Finance, Inc. is to be provided with an Evidence of Property Insurance and a Certificate of Liability Insurance from an insurance company having a Best's Rating of A/X or better for both hazard and liability coverage and must be executed by the insurance company or its authorized agent. The evidence and certificate must itemize all the above endorsements and the evidence must include a copy of the completed and signed 438BFU endorsement (a copy of which is attached). WITHIN 90 DAYS OF ISSUANCE OF THE EVIDENCE OF INSURANCE, THE INSURANCE COMPANY IS TO PROVIDE A CERTIFIED COPY OF THE INSURANCE POLICY INCLUDING ALL ENDORSEMENTS AND AMENDMENTS.

                                          EXHIBIT K TO TAX-EXEMPT LOAN AGREEMENT

                    ENVIRONMENTAL PHASE I REPORT REQUIREMENTS


         The report is to be addressed to GE CAPITAL PUBLIC FINANCE, INC. ("GECPF") and BORROWER, and must be signed by the preparing engineer. The introductory paragraphs of the report should include (a) the name of the property or transaction; (b) a brief description of the property; (c) the date of initial contact with GECPF; (d) a statement acknowledging GECPF as Lender;
(e) a description of the assignment (Phase I or Phase II Reporting format); (f) Why the assessment is being conducted; and (g) how the information will be used. The following sections must be addressed and included in all reports:

1. Property Description -- The property description should include site specific physical and demographic conditions and include a site diagram and area location map. In addition, a description of the hydrogeology as well as a statement as to the inferred direction of groundwater flow must be included. The type of soil, density, absorptive qualities, etc., distance to water table, and any other pertinent information useful in analyzing the movement of materials in and through the soil at the subject property must be addressed. Also to be included is the presence and quality of potable water and how said source may be impacted by on-site contamination.

2. Historical Study -- A review of the historical uses of the property is to be included in the report. Review of real estate records such as title documentation (see below), appraisal reports, certificates of occupancy, building permits, etc., available deeds and other ownership records, tax maps/records, aerial photographs, topographical or township planning maps, Sanborn maps, and interviews may be utilized.

         With regard to title documentation, the report must include a chain of title search (through a title company) listing past owners of the property. The search should go back a minimum of 50 years.

         An affirmative statement must be given, as to whether or not there are any expected environmental concerns as a result of any prior ownership or use. If the property was previously used for agricultural purposes, the engineer must include statements as to what types of pesticides would have been used as well as their probable and existing impact to the subject property.

3. On-Site Inspection -- The inspector is to make a physical inspection of the site to evaluate for visual signs of hazardous materials. The report should include the results of this inspection and must incorporate the following areas of concern:

         (a)   Asbestos:

               (i) Suspect/potential asbestos containing materials (PACM) which are readily accessible, such as ceiling tiles, mastic in flooring, boiler pipe wrapping, etc., are to be tested to determine the presence of asbestos. Other potential sources of asbestos containing materials which are not readily accessible, such as wallboards, roof flashings, etc., need not be tested, but should be identified, and the quantity (i.e., sq. ft.) of suspected PACMs estimated. In both cases, the cost to remove it should be included in the report.

               (ii) The report must state whether the asbestos is in a friable or non-friable state and include an estimate of the cost to remove the asbestos containing materials.

               (iii) Asbestos containing materials, if they are not to be removed, are to be addressed in an Operations and Maintenance Agreement/Plan, a copy of which is to be included with the report.

         (b)   PCB's:

               The report should identify any PCB containing transformers. If a "no PCB content" sticker is not present on the transformer, the inspector is to verify ownership and responsibility for its maintenance. GE Capital Public Finance, Inc. may require the Borrower have the transformer tested (by the responsible party) for PCB presence or leakage. Any PCB containing transformers or fixtures, for which a utility is not responsible, will have to be removed. Estimated costs for doing that removal are to be included in the report.

         (c)   Above and Underground Storage Tanks:

               The inspection must include identification of any aboveground and underground storage tanks at the subject property. Any such tanks must be checked for the following: (i) condition, with the latest testing data included if it exists; (ii) whether or not registration with a Federal, State, or local agency is required;
               (iii) recommendations should be included for any testing or remediation indicated by the inspection and the latest testing data included with the report, and (iv) in the case of aboveground storage tanks, the report should indicate whether or not the ASTs need to be placed within secondary containment, i.e. bermed concrete containment.


         (d)   Radon:

               Either a test should be made for radon gas or a radon survey map of the area should be consulted to determine the radon rating of the subject property. If radon is not an issue in the area of the subject property, an affirmative statement to that effect must be made.

         (e)   Wetlands:

               Wetland issues must be addressed. If wetlands are not an issue, an affirmative statement to that effect should be included in the report.

         (f)   Hazardous Materials:

               General housekeeping practices are to be outlined if hazardous materials are stored on site. This section should include an outline of materials utilized/stored on site, their purpose, methods of disposal, potential for discharge into municipal storm drains or on-site drainage facilities (including septic systems), and regulatory reporting requirements.

               If a septic system is located on site, the report must address the following: (i) the age of the system, (ii) its location parameters, maintenance records and condition, (iii) its potential as a source of hazardous materials, and (iv) the need for testing of organic or inorganic substances must be addressed.

4. Activity Review -- The inspector is to contact all federal (CERCLIS), state (EPA), and local regulatory agencies to determine whether the site or the surrounding properties within a one mile radius (regardless of the ASTM guidelines) are currently or have been involved in any cleanup activities. Any reference to such cleanup activity is to include the following: (a) location and distance of the site from the subject property including notation as to whether the site is up or down gradient to the subject property; (b) based on that information, an affirmative statement must be given as to whether or not each such site represents a potential environmental hazard to the subject property; (c) database records to be searched should include NPL, CERCLIS, RCRIS-Violators, HMIRS, PADS, ERNS, FINDS, TRIS, TSCA, UST/ AST, LUST, and any other applicable state or federal databases; and (d) the Activity Review must be less than 6 month old.

5.       The report must be less than 6 months old.

6. The report must be updated if it was completed prior to any construction or substantial remodel. The update should include the use of construction materials as well as an update of all RCRA, CERCLIS & EPA lists.

7. Any other noted site specific environmental issues must be identified and recommendations for their removal/remediation should be offered.

                                          EXHIBIT L TO TAX-EXEMPT LOAN AGREEMENT

                 FORM OF CERTIFICATE OF CHIEF FINANCIAL OFFICER

         I, the undersigned, hereby certify that I am the duly qualified and acting chief financial officer of Absorption Corp. ("Borrower") and, with respect to Section [7.01(a)/7.01(b)] of the Tax-Exempt Loan Agreement dated as of March 1, 2003 (the "Agreement") by and among Borrower, GE Capital Public Finance, Inc. ("Lender") and Washington Economic Development Finance Authority ("Issuer"), that:

         1. The attached financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

         2. I have no knowledge of any Default or Event of Default under the Agreement.

         3. Section 7.11 of the Agreement requires Borrower to maintain its ratio of Debt to Tangible Net Worth at not more than 1.50 to 1.00. The calculation of such ratio is set forth below:




         4. Section 7.12 of the Agreement requires Borrower to maintain its Debt Service Coverage Ratio at not less than 1.75 to 1.00. The calculation of such ratio is set forth below:




         5. Section 7.13 of the Agreement requires Borrower to maintain its Tangible Net Worth at not less than $7,000,000. Borrower's Tangible Net Worth is $___________.

         Dated: _________ __, 20__.

Borrower:                                   ABSORPTION CORP.



                                            By:  _______________________________
                                            Title:  Chief Financial Officer

                                            Date: ______________________________

                                          EXHIBIT M TO TAX-EXEMPT LOAN AGREEMENT

                            FORM OF LETTER OF CREDIT
                              (Letterhead of Bank)




GE Capital Public Finance, Inc.
Suite 470
8400 Normandale Lake Boulevard
Minneapolis, MN  55437

         Re:      Irrevocable Letter of Credit No. __________ for
                  U.S.$_________, Dated _______ __, 20__.

Ladies and Gentlemen:

         We hereby issue our irrevocable Letter of Credit No. _______ in the amount of $_________ in favor of GE Capital Public Finance, Inc., a Delaware corporation ("Beneficiary"), for the account of Absorption Corp. ("Customer").

         We undertake to honor from time to time Beneficiary's sight draft or drafts on us not exceeding in the aggregate U.S.$_________ when accompanied by a signed statement on behalf of Beneficiary stating either (i) that the amount of the accompanying draft is due and owing by Customer to Beneficiary or (ii) that a petition has been filed by or against Customer under Title 11 of the United States Code or any successor law or similar law.

         We agree that we shall have no duty or right to inquire as to the basis upon which Beneficiary has determined to present to us any draft under this Letter of Credit, and presentation of such draft shall automatically result in payment to Beneficiary.

         This Letter of Credit is valid until _______ __, 20__, and drafts drawn hereunder, when accompanied by the statement referred to above, will be honored if presented to us at our office at ________________________________ on or before that date by 11:59 P.M.

         All drafts must be marked "Drawn under irrevocable Letter of Credit No. _____, dated _______ __, 20__." All drawings shall be made in person or by telecopy (or other facsimile telecommunication) without further need of documentation, it being understood that Beneficiary's signed drafts and the statement referred to above submitted via such telecopy (or other facsimile telecommunication) are to be the sole operative instruments of drawing. Such documents shall be presented to _____________________________________________, telecopy number ___________.

         This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) (the "UCP") and, to the extent not inconsistent therewith, the Uniform Commercial Code of the State of Washington. If the expiration date stated above occurs on a date that we are closed for reasons referred to in Article 17 of the UCP, then such expiration date shall be extended to the tenth Business Day (defined below) on which we are open following written notice to Beneficiary from us that we have reopened. "Business Day" shall mean a day on which we are is not required or authorized by law to be closed and on which the New York Stock Exchange is open.

         This Letter of Credit is transferable in its entirety to any transferee that has succeeded to Beneficiary's rights under the Tax-Exempt Loan Agreement dated as of March 1, 2003 among Beneficiary, Customer and Washington Economic Development Finance Authority. Transfer of this Letter of Credit to such transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a signed notice of transfer. Upon such presentation we shall endorse the transfer on this Letter of Credit and such transfer shall become effective upon delivery of this Letter of Credit by us to such transferee.

         We agree that drawings under this Letter of Credit will be paid from our own funds and not directly or indirectly from funds or collateral on deposit with us or pledged for our account and that we will seek reimbursement for payments made pursuant to this Letter of Credit only after such payments have been made.

         All of the terms and conditions of this Letter of Credit are contained herein and shall not be altered except by reduction in the amount due to corresponding payments in like amount in compliance with the aforementioned terms. There are no other conditions to this Letter of Credit.

         We hereby waive any defense based upon any allegation of fraud.

                                            Very truly yours,


                                            ____________________________________



                                            By  ________________________________

                                            Title ______________________________



                                      M-2